Exhibit 10.1

AMENDED AND RESTATED LOAN AGREEMENT

by and among

CHSP SAN FRANCISCO LLC, and

CHSP CHICAGO LLC,

collectively, as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 12.12,

as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

Entered into as of July 8, 2011

Loan No. 1004873

Loan No. 1004873

ARTICLE 1	DEFINITIONS	2

1.1	Defined Terms	2

1.2	Exhibits Incorporated	24

ARTICLE 2	LOAN	25

2.1	Loan	25

2.2	Rates and Payment of Interest on Loans	25

2.3	Payments	29

2.4	Fees	29

2.5	Intentionally Omitted	29

2.6	Repayment of Loan	29

2.7	Prepayments	29

2.8	Loan Documents	30

2.9	Effective Date	30

2.10	Maturity Date	31

2.11	Full Repayment and Reconveyance	31

2.12	Partial Reconveyance	31

2.13	Intentionally Omitted	32

2.14	Extension of Maturity Date	32

2.15	Authorized Representative	33

2.16	Lenders’ Accounting	33

ARTICLE 3	DISBURSEMENT	33

3.1	Initial Conditions Precedent	33

3.2	Disbursement Authorization	36

3.3	Funds Transfer Disbursements	37

3.4	Assignment of Accounts	38

ARTICLE 4	INTENTIONALLY OMITTED	38

ARTICLE 5	INSURANCE	38

5.1	Title Insurance	38

5.2	Property Insurance	39

5.3	Flood Hazard Insurance	39

5.4	Liability Insurance	39

5.5	Terrorism	39

5.6	Other Coverage	39

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5.7	General	39

ARTICLE 6	REPRESENTATIONS AND WARRANTIES	40

6.1	Authority/enforceability	40

6.2	Binding Obligations	40

6.3	Formation and Organizational Documents	40

6.4	No Violation	40

6.5	Compliance with Laws	40

6.6	Litigation	41

6.7	Financial Condition	41

6.8	No Material Adverse Change	41

6.9	Accuracy	41

6.10	Americans with Disabilities Act Compliance	41

6.11	Tax Liability; Separate Tax Parcel	42

6.12	Business Loan	42

6.13	Condemnation	42

6.14	Enforceability	42

6.15	Certificate of Occupancy; Licenses	42

6.16	Physical Condition	42

6.17	Management Agreement	43

6.18	Franchise Agreement	43

6.19	Contracts	43

6.20	Personal Property	43

6.21	FF&E and Inventory	43

6.22	Accounts	43

6.23	Vehicles	44

6.24	Budgets	44

6.25	Special Purpose Entity Status	44

6.26	Survival of Representations	45

ARTICLE 7	HAZARDOUS MATERIALS	46

7.1	Special Representations and Warranties	46

7.2	Hazardous Materials Covenants	46

7.3	Inspection by Administrative Agent	47

7.4	Hazardous Materials Indemnity	47

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7.5	Legal Effect of Section	48

ARTICLE 8	COVENANTS OF BORROWER	48

8.1	Performance of Obligations	48

8.2	Expenses	48

8.3	ERISA Compliance	49

8.4	Leasing	49

8.5	Approval of Leases	49

8.6	Subdivision Maps; Use	49

8.7	Opinion of Legal Counsel	50

8.8	Franchise Agreements	50

8.9	Actions to Maintain Property	50

8.10	Proceedings	51

8.11	Correction of Defects	51

8.12	Personal Property	51

8.13	Operation of the Property	51

8.14	Completion of Renovations	52

8.15	Accounts	52

8.16	FF&E Reserves	53

8.17	Taxes, Assessments, Encumbrances	53

8.18	Management of Property	53

8.19	Subordination of Management Agreement	53

8.20	Wells Fargo Securities FF&E Account	54

8.21	Replacement of SF Manager	54

8.22	Liens	54

8.23	Dissolution	54

8.24	Material Contracts	54

8.25	Indebtedness	54

8.26	Transactions with Affiliates	54

8.27	Other Business	55

8.28	Further Assurances	55

8.29	Assignment	55

8.30	Interest Rate Protection	55

8.31	No Sale or Encumbrance	55

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8.32	Organization Documents	56

ARTICLE 9	REPORTING COVENANTS	56

9.1	Monthly Reporting	56

9.2	DSCR Certificate	56

9.3	Other	57

9.4	Books and Records	57

ARTICLE 10	DEFAULTS AND REMEDIES	57

10.1	Default	57

10.2	Acceleration Upon Default; Remedies	60

10.3	Disbursements To Third Parties	61

10.4	Repayment of Funds Advanced	61

10.5	Rights Cumulative, No Waiver	61

ARTICLE 11	THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS	61

11.1	Appointment and Authorization	61

11.2	Wells Fargo as Lender	62

11.3	Defaulting Lenders	63

11.4	Distribution and Apportionment of Payments; Defaulting Lenders	63

11.5	Pro Rata Treatment	65

11.6	Sharing of Payments, Etc	65

11.7	Collateral Matters; Protective Advances	66

11.8	Post-Foreclosure Plans	67

11.9	Approvals of Lenders	68

11.10	Notice of Defaults	68

11.11	Administrative Agent’s Reliance, Etc	68

11.12	Indemnification of Administrative Agent	69

11.13	Lender Credit Decision, Etc	70

11.14	Successor Administrative Agent	71

11.15	No Set-Offs	71

ARTICLE 12	MISCELLANEOUS PROVISIONS	71

12.1	Indemnity	71

12.2	Form of Documents	72

12.3	No Third Parties Benefited	72

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12.4	Notices	72

12.5	Attorney-in-Fact	72

12.6	Actions	73

12.7	Right of Contest	73

12.8	Relationship of Parties	73

12.9	Delay Outside Lender’s Control	73

12.10	Attorneys’ Fees and Expenses; Enforcement	73

12.11	Amendments and Waivers	74

12.12	Successors and Assigns	75

12.13	Intentionally Omitted	77

12.14	Lender’s Agents	77

12.15	Tax Service	77

12.16	WAIVER OF RIGHT TO TRIAL BY JURY	77

12.17	Severability	78

12.18	Time	78

12.19	Headings	78

12.20	Governing Law	78

12.21	Integration; Interpretation	78

12.22	Joint and Several Liability	78

12.23	Counterparts	79

12.24	Electronic Delivery of Certain Information	79

12.25	Public/Private Information	79

12.26	USA Patriot Act Notice; Compliance	80

12.27	Syndication Cooperation	80

12.28	Operating Lessee – No Liability	81

12.29	Disclosure	81

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Loan No. 1004873

SCHEDULES

SCHEDULE 1.1	PRO RATE SHARE
SCHEDULE 6.3	BORROWER’S ORGANIZATIONAL CHART
SCHEDULE 6.6	LITIGATION
SCHEDULE 8.15	ACCOUNTS
SCHEDULE 8.27	AFFILIATE TRANSACTIONS

EXHIBITS

EXHIBIT A-1	DESCRIPTION OF CHI PROPERTY
EXHIBIT A-2	DESCRIPTION OF SF PROPERTY
EXHIBIT B	DOCUMENTS
EXHIBIT C	CONTRACTS
EXHIBIT D	INTENTIONALLY OMITTED
EXHIBIT E	FORM ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT F	FORM DSCR COMPLIANCE CERTIFICATE
EXHIBIT G	FORM PROMISSORY NOTE
EXHIBIT H	FORM FIXED RATE AGREEMENT
EXHIBIT I	FORM TRANSFER AUTHORIZER DESIGNATION

Loan No. 1004873

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is entered into as of July 8, 2011, by and among CHSP SAN FRANCISCO LLC, a Delaware limited liability company (“SF Borrower”), and CHSP CHICAGO LLC, a Delaware limited liability company (“CHI Borrower”; together with SF Borrower, jointly and severally, collectively, “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12. (“Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders (“Administrative Agent”).

R E C I T A L S

A. CHI Borrower owns certain real property commonly known as 172 West Adams Street, Chicago, Illinois, 60603 more particularly described in Exhibit A-1 hereto and all improvements now or hereafter existing thereon, which improvements consist of the W Chicago City Center, a 22-story, 368-room, luxury hotel with 12,000 square feet of meeting space (collectively, the “CHI Property”);

B. SF Borrower owns certain real property commonly known as 333 Battery Street, San Francisco, California, 94111 more particularly described in Exhibit A-2 hereto and all improvements now or hereafter existing thereon, which improvements consist of the Le Méridien San Francisco, a 24-story, 360-room, luxury hotel with 13,107 square feet of meeting space (collectively, the “SF Property”);

C. Pursuant to the terms of a Loan Agreement, dated December 15, 2010 (the “Original Loan Agreement”), Administrative Agent previously made a loan to SF Borrower, in the original principal amount of up to $71,500,000 (the “Original Loan”);

D. Borrower has requested an increase in the amount of the Original Loan from up to $71,500,000 to up to $130,000,000 (the “Loan”);

E. Administrative Agent and Lenders are willing to increase the amount of the Original Loan to up to $130,000,000, subject to the terms and conditions herein, which include, among other things, adding CHI Borrower as an additional borrower and the granting by CHI Borrower of a lien on the CHI Property; and

F. This Agreement completely amends, restates and replaces the Original Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Loan No. 1004873

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Acceptable Counterparty” – means (i) Administrative Agent, or (ii) any counterparty to a Derivative Contract that has a long-term unsecured debt rating of “AA-” or better by S&P and “A1” or better from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk.

“Account Collateral” – means and includes (i) all cash, instruments, securities and Funds on deposit in the Accounts, (ii) all investments of funds in the Accounts and all certificates, securities and instruments evidencing any such investments of funds in or from the Accounts and (iii) all interest, dividends, cash, instruments and other property received as Proceeds or otherwise of, or in substitution or exchange for, any collateral described in (i) and (ii) above.

“Account Control Agreement” – means an agreement with an Eligible Bank that perfects the security interest of Administrative Agent, for the benefit of Lenders, in an Account.

“Accounts” – means the accounts identified on Schedule 8.15 attached hereto.

“Accounts Payable” – means amounts payable by any Borrower to another Person.

“Accounts Receivable” – means amounts due to any Borrower from another Person, customarily for the sale of a good or services.

“ADA” – means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq. as now or hereafter amended or modified.

“Adjusted NOI” – means, as determined for the applicable twelve-month period, the Net Operating Income of the Property, subject to the following adjustments:

(a) management fees for each Property shall equal the greater of (i) three percent (3%) of Gross Operating Revenues for such Property, or (ii) the actual Base Management Fees paid under the applicable Management Agreement;

(b) reserves for FF&E and capital items for each Property shall equal the greater of (i) four percent (4%) of Gross Operating Revenues for such Property, or (ii) the amount of reserves required under the applicable Management Agreement or Franchise Agreement;

(c) franchise fees for each Property shall equal the greater of (i) four percent (4%) of Gross Operating Revenues for such Property, or (ii) the actual franchise fees payable under the applicable Franchise Agreement; provided, the adjustment for franchise fees shall be applicable only to a Property if such Property is subject to a Franchise Agreement; and

Loan No. 1004873

(d) Incentive Management Fees shall not be included in Permitted Operating Expenses for purposes of calculating Adjusted NOI so long as they are effectively subordinated to payment of all Obligations hereunder.

For purposes of determining Adjusted NOI for the first twelve months after the Agreement Date, Net Operating Income for a Property during any portion of such period that occurred prior to the acquisition of such Property by Borrower (adjusted as provided above), shall be based on the operating statements received from the prior owner or operator (subject to the reasonable approval of Administrative Agent).

“Administrative Agent” means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to Section 11.14.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to Administrative Agent in a form supplied by Administrative Agent to Lenders from time to time.

“Affiliate” – means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person. In no event shall Administrative Agent or any Lender be deemed to be an Affiliate of Borrower.

“Agreement” – shall have the meaning given to such term in the preamble hereto.

“Allocated Loan Amount” – means, initially $61,500,000 with respect to the CHI Property and $68,500,000 with respect to the SF Property. If Borrower exercises an Option to Extend, then Administrative Agent shall have the right to reallocate the Allocated Loan Amounts (to be effective on the first day of the applicable extended term) based on the Appraised Value of each Property, as determined based on an Appraisal obtained by Administrative Agent in connection with Borrower’s exercise of an Option to Extend. The Allocated Loan Amount of each Property shall be reduced pro rata (in accordance with the relative Allocated Loan Amounts of each Property) in connection with any payment by Borrower which reduces that outstanding principal amount of the Loan (e.g. Amortization Payments, any Remargin Payments or any voluntary payment).

“Alternate Rate” – is a rate of interest per annum four percent (4%) in excess of the Variable Rate.

“Amortization Payments” – shall have the meaning given to such term in Section 2.7(b)(ii).

“Applicable Law” – means all constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators applicable to a Loan Party, a Property, the Administrative Agent or any Lender, as the context requires.

“Applicable LIBO Rate” – is the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (.01%), equal to the sum of: (a) three and sixty-five one-hundredths percent (3.65%) plus (b) the LIBO Rate, which rate is divided by one (1.00) minus the Reserve Percentage:

Applicable LIBO Rate = 3.65% +	LIBO Rate
(1 - Reserve Percentage)

Loan No. 1004873

“Appraisal” – means an M.A.I. appraisal of the Property commissioned by and addressed to the Administrative Agent (acceptable to the Administrative Agent as to form and substance), prepared by a qualified, independent appraiser acceptable to the Administrative Agent, having at least the minimum qualifications required under Applicable Law governing the Administrative Agent and the Lenders, including without limitation, FIRREA, and determining the “as is” market value of the Property as between a willing buyer and a willing seller.

“Appraised Value” – means the “as is” market value of the Property as reflected in the most recent Appraisal as the same may have been reasonably adjusted (but not increased) by Administrative Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by Administrative Agent in determining the value of similar real estate properties, which review shall be conducted prior to acceptance of such Appraisal by Administrative Agent.

“Approved Fund” – means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Approved Operating Budget” – shall have the meaning given to such term in Section 9.3(a).

“Approved Capital Budget” – shall have the meaning given to such term in Section 9.3(a).

“Approved Marketing Plan” – shall have the meaning given to such term in Section 9.3(a).

“Assignee” – shall have the meaning given to such term in Section 12.12(c).

“Assignment and Assumption Agreement” – means an Assignment and Assumption Agreement among a Lender, an Assignee, and the Administrative Agent, substantially in the form of Exhibit E.

“Bank of America Account” – means the account No. 4427164745 at Bank of America, denominated “W Hotel Management, Inc. AAF CHSP TRS Chicago LLC, W Chicago City Center – Accts Payable”.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

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“Base Management Fees” – means fees payable under a Management Agreement that are calculated on the basis of a percentage of Gross Operating Revenues.

“Book Value” means, with respect to any asset, the book value of such asset as determined in accordance with GAAP.

“Border Zone Property” – means any property designated as “border zone property” under the provisions of California Health and Safety Code, Sections 25220 et seq., or any regulation adopted in accordance therewith.

“Borrower” – shall have the meaning given to such term in the preamble hereto.

“Borrower’s Agents” – means James L. Francis, Douglas W. Vicari or Graham J. Wootten.

“Business Day” – means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Administrative Agent are open to the public for carrying on substantially all of Administrative Agent’s business functions in California. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capitalized Lease Obligation” – means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Chattel Paper” – shall have the meaning given to such term in the Uniform Commercial Code.

“CHI FF&E Reserve Account” – means CHI Borrower’s account No. 412-2178379 at Wells Fargo Bank, denominated “CHSP Chicago LLC, Pledgor, Wells Fargo Bank, N.A., as Pledgee of – FF&E Reserve Account.”

“CHI Management Agreement” – means the W Chicago City Center Operating Agreement, dated May 10, 2011, executed by the CHI Operating Lessee, as “Owner”, and CHI Manager, as “Operator”, together with all modifications, amendments, restatements, extensions, renewals or any replacement management agreement and/or owner agreement entered into with respect to the management of the CHI Property which is approved by Administrative Agent in its sole discretion.

“CHI Manager” – means W Hotel Management, Inc., a Delaware corporation or any replacement manager (which shall be subject to the prior written approval of Administrative Agent in its sole discretion) engaged to manage the CHI Property or any portion thereof.

“CHI Operating Account” – means CHI Operating Lessee’s account No. 412-3805756 at Wells Fargo Bank, denominated “CHSP TRS Chicago LLC, W Chicago City Center – Depository, W Hotel Management, Inc. AAF”.

Loan No. 1004873

“CHI Operating Lease” – means the Lease Agreement, dated May 10, 2011, executed by the CHI Borrower and the CHI Operating Lessee.

“CHI Operating Lessee” – means CHSP TRS Chicago LLC, a Delaware limited liability company.

“CHI Property” – shall have the meaning given to such term in the Recitals.

“Collateral” – means any real or personal property directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document or specified Derivative Contract to which it is a party, and includes, without limitation, the “Subject Property” under and as defined in each Security Instrument, the Management Agreement and all other property subject to a Lien created by a Security Document.

“Commitment” – means, as to each Lender, an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 as such Lender’s “Commitment Amount” (as the same may be assigned in accordance with this Agreement) in each case as the same may be reduced from time to time pursuant to the terms of this Agreement.

“Commitment Percentage” – means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have been terminated or been reduced to zero, the “Commitment Percentage” of each Lender with a Commitment shall be the “Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.

“Contracts” – means all contracts, agreements, warranties, guaranties and representations relating to or governing the use, occupancy, operation, management, name or chain affiliation and/or guest reservation, repair and service of a Property, and all leases, occupancy agreements, concession agreements, and commitments to provide rooms or facilities in the future, including all amendments, modifications and supplements to any of the foregoing.

“Control” – means, with respect to any Person, the power to direct the management, operation and business of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Default” – shall have the meaning given to such term in Section 10.1.

“Defaulting Lender” – means any Lender which, at any time, shall: (i) fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from the Administrative Agent, (ii) notify Borrower, Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, or (iii) (A) become or be insolvent or have a parent company that has become or is insolvent or (B) become the subject of a bankruptcy or insolvency proceeding, or have had a

Loan No. 1004873

receiver, conservator, trustee or custodian appointed for it, or have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or have a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Derivative Contract” – means any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement, howsoever described or defined) transaction entered into by Borrower and an Acceptable Counterparty, including, without limitation, the Existing Swap and the Existing Cap, together with all documents and agreements relating thereto, including any ISDA Master Agreement, Schedule and/or Confirmation, together with all modifications, extensions, renewals and replacements thereof.

“Derivatives Termination Value” – means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender or any Affiliate of any thereof).

“DSCR” – means the ratio of (a) Adjusted NOI for the most recent twelve-month period for which information is available (provided, Borrower’s failure to timely deliver financial information as required herein shall not render such information unavailable) to (b) Pro Forma Debt Service calculated as of the date of determination.

“DCSR Certificate” – means a certificate, in the form attached hereto as Exhibit F, delivered by Borrower to Administrative Agent as and when required under Section 9.2.

“DSCR Failure” – means the failure to satisfy the Minimum DSCR Hurdle as of the date of determination of such Minimum DSCR Hurdle.

“DSCR Test Date” – means (a) each December 31 and June 30 during the term of the Loan, commencing with December 31, 2012, excluding, however, June 30, 2014 and June 30, 2015, and (b) (i) May 31, 2014, with respect to the First Option to Extend, and (iii) May 31, 2015 with respect to the Second Option to Extend.

“Effective Date” – shall have the meaning given to such term in Section 2.9.

“Effective Rate” – shall have the meaning given to such term in Section 2.2(e).

“Eligible Assignee” – means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of the Borrower’s Affiliates or Subsidiaries.

Loan No. 1004873

“Eligible Bank” – means any bank approved by Administrative Agent in its sole discretion to hold deposits from Borrower and its affiliates, which Eligible Bank (a) shall have deposits of at least $1 Billion and capital surplus or regularity capital in excess of $250,000,000 and (b) shall not be subject to supervisory direction or conservatorship.

“Environmental Report” – shall have the meaning given to such term in Section 7.1(a).

“Equipment” – shall have the meaning given to such term in the Uniform Commercial Code.

“Equity Interests” – means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” – means the Employee Retirement Income Security Act of 1974, as amended.

“Extended Maturity Date” – means the First Extended Maturity Date or Second Extended Maturity Date, as applicable.

“Existing Cap” – means ISDA Master Agreement entered into by Borrower with Wells Fargo Bank, dated as of June 28, 2011, and the rate confirmation letter, dated July 8, 2011, referring to trade number 8671012.

“Existing Swap” – means ISDA Master Agreement entered into by Borrower with Wells Fargo Bank, dated as of June 28, 2011, and the rate confirmation letter, dated July 8, 2011, referring to trade number 8671058.

“Federal Funds Rate” – means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

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“Fees” – means the fees and commissions provided for or referred to in Section 2.4 and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

“FF&E” – all furnishings, furniture, fixtures, machinery, apparatus, equipment, fittings, appliances, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, china, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, computers, monitors, printers, other computer equipment, wireless internet equipment, in-room internet equipment, fiber optic or other internet cable, audio visual equipment, speakers, sound systems, entertainment systems, “disc jockey” systems, projectors, fitness equipment, free weights, treadmills, stationary bicycles, “stairmasters”, weight machines, spa equipment, massage tables, beauty treatment supplies, hair styling equipment, saloon equipment, sun beds, medical equipment, automobiles, tractors, trailers, golf carts, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning-waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), building supplies and materials, chattels, goods, consumer goods, inventory, other customary hotel equipment, and all other articles of personal property of every kind and nature whatsoever, tangible or intangible, now, heretofore or hereafter arising out of or related to the ownership of a Property, or acquired with proceeds of the Loan, or located in, on or about a Property, or used or intended to be used with or in connection with the construction, use, operation or enjoyment of a Property, excluding any personal property owned by the tenants or a Manager of a Property; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing.

“FF&E Expenses” – means the costs of FF&E actually incurred by a Borrower or Operating Lessee in accordance with the terms of a Franchise Agreement or Management Agreement, or otherwise in accordance with an Approved Capital Budget.

“FF&E Reserve” – shall have the meaning given to such term in Section 8.16.

“FF&E Reserve Account(s)” – means, collectively or individually, the CHI FF&E Reserve Account and/or the SF FF&E Reserve Account.

“FIRREA” – means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.

“First Extended Maturity Date” – means July 8, 2015.

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“First Option to Extend” – shall have the meaning given to such term in Section 2.14.

“Fixed Rate” – means the Applicable LIBO Rate as accepted by Borrower as an Effective Rate for a particular Fixed Rate Period and Fixed Rate Portion.

“Fixed Rate Commencement Date” – means the date upon which the Fixed Rate Period commences.

“Fixed Rate Notice” – means a written notice in the form shown on Exhibit H hereto which requests a Fixed Rate for a particular Fixed Rate Period and Fixed Rate Portion.

“Fixed Rate Period” – means the period or periods of (a) one, three, or six months; or (b) any other shorter period which ends on the Maturity Date, which periods are selected by Borrower and confirmed in a Fixed Rate Notice; provided that no Fixed Rate Period shall extend beyond the Maturity Date.

“Fixed Rate Portion” – means the portion or portions of the principal balance of the Loan which Borrower selects to have subject to a Fixed Rate, each of which is an amount: (a) equal to all or a portion of the unpaid principal balance of the Loan not subject to a Fixed Rate; and (b) is not less than One Million and No/100ths Dollars ($1,000,000.00) and is an even multiple of One Hundred Thousand and No/100ths Dollars ($100,000.00). In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the Fixed Rate Portion(s) from time to time in effect shall in no event exceed, in the aggregate, the maximum outstanding principal balance which will be permissible on the last day of the Fixed Rate Period selected.

“Fixed Rate Price Adjustment” – shall have the meaning set forth in Section 2.2(h).

“Fixed Rate Taxes” – means, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign Governmental Authority and related in any manner to a Fixed Rate.

“Franchise Agreement” – means, individually or collectively, as the context requires, (a) the SF Franchise Agreement, (b) any replacement agreement entered into by SF Borrower in accordance with the terms of this Agreement from time to time, and (c) any franchise agreement entered into by CHI Borrower with respect to the CHI Property in accordance with the terms of this Agreement from time to time.

“Franchisor” – means, individually or collectively, as the context requires, (a) SF Franchisor and (b) any franchisor under a Franchise Agreement relating to the CHI Property.

“Fund” – means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds” – means all money, checks, drafts, instruments, items or other things of value from time to time paid, held or deposited in or to be deposited in (whether for collection or otherwise), or credited to (whether provisionally or otherwise) the Accounts.

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“GAAP” – means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“General Intangibles” – shall have the meaning given to such term in the Uniform Commercial Code.

“Governmental Authority” – means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Gross Operating Revenues” – means, for any period of time, without duplication, all income and proceeds of sales of every kind (whether in cash or on credit and computed on an accrual basis) received by a Borrower, Operating Lessee or Manager for the use, occupancy or enjoyment of a Property or the sale of any goods, services or other items sold on or provided from such Property in the ordinary course of operation of the Property, including, without limitation, all income received from tenants, transient guests, lessees (other than communications equipment lessees or service providers), licensees and concessionaires and other services to guests at the Property, and the proceeds from business interruption insurance, but excluding the following: (i) any excise, sales or use taxes or similar government charges collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes; (ii) receipts from condemnation awards or sales in lieu of or under threat of condemnation; (iii) proceeds of insurance (other than business interruption insurance); (iv) other allowances and deductions as provided by the Uniform System in determining the sum contemplated by this definition, by whatever name, it may be called; (v) proceeds of sales, whether dispositions of capital assets, FF&E or Equipment (other than sales of Inventory in the ordinary course of business); (vi) gross receipts received by tenants, lessees (other than Operating Lessee), licensees or concessionaires of such Property; (vii) consideration received at such Property for hotel accommodations, goods and services to be provided at other hotels although arranged by, for or on behalf of, and paid over to, the applicable Manager; (viii) tips, service charges and gratuities collected for the benefit of employees; (ix) proceeds of any financing; (x) working capital provided by the applicable Borrower or Operating Lessee; (xii) amounts collected from guests or patrons of such Property on behalf of Property tenants and other third parties; (xii) the value of any goods or services in excess of actual amounts paid (in cash or services) provided by the applicable Manager on a complimentary or discounted basis; and (xiii) other income or proceeds resulting other than from the use or occupancy of such Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business. Gross Operating Revenues shall be reduced by credits or refunds to guests at the applicable Property.

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“Guarantor(s)” – means, individually or collectively, Parent and Chesapeake Lodging, L.P., a Delaware limited partnership.

“Guaranty”, “Guaranteed” or to “Guarantee” – as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean, collectively or individually, the Completion Guaranty and the Limited Guaranty.

“Hazardous Materials” – shall have the meaning given to such term in Section 7.1(a).

“Hazardous Materials Claims” – shall have the meaning given to such term in Section 7.1(c).

“Hazardous Materials Laws” – shall have the meaning given to such term in Section 7.1(b).

“Incentive Management Fees” – means, with respect to a Property, amounts denominated in the applicable Management Agreement as “Incentive Management Fees,” or if there is no such designation, fees in the nature of incentive management fees (other than reimbursements due to Manager for operating expenses and other out-of-pocket costs and expenses in accordance with the Management Agreement) to be paid to the Manager under the applicable Management Agreement that are in excess of the Base Management Fees.

“Indebtedness” – means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than (x) trade payables incurred in the ordinary course of business and not more than sixty (60) days past due and (y) equipment leases entered into in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been

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presented for payment); (d) net obligations under any Derivative Contract (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero); and (e) all Indebtedness of other Persons which (i) such Person has Guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person.

Indemnifiable Amounts” – shall have the meaning given to such term in Section 11.12.

“Indemnitee” – shall have the meaning given to such term in Section 12.1.

“Indemnitor” – means Guarantor, and any other Person that, in any manner, is or becomes obligated to Lender under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Information Materials” – shall have the meaning given to such term in Section 12.25.

“Interest Rate Floor” – means one percent (1%) per annum; provided, however, if Borrower and Wells Fargo now or hereafter enter into a Derivative Contract in the form of an interest rate swap transaction with respect to the Loan, then for the duration of such Derivative Contract, the Interest Rate Floor shall not apply to so much of the principal balance of the Loan as is equal to the notional amount of such Derivative Contract.

“Inventory” – shall have the meaning given to such term in the Uniform Commercial Code, together with and including within the term “Inventory” (a) items which would be entered on a balance sheet under the line items for “Inventory” and (b) “china, glassware, silver, linen and uniforms” under the Uniform System of Accounts.

“Key Bank Accounts” – means, collectively, the accounts held by Borrower and Operating Lessee at Key Bank, denominated “CHSP San Francisco LLC Concentration Account”, account No. 359681312344, “CHSP TRS San Francisco LLC Concentration Account”, account No. 359681312351, “CHSP Chicago LLC Concentration Account”, account No. 359681312369 and “CHSP TRS Chicago LLC Concentration Account”, account No. 359681312377.

“Lender” – means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns. With respect to matters requiring the consent or approval of all Lenders, at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders.”

“Lending Office” means, for each Lender, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify Administrative Agent in writing from time to time.

“LIBO Rate” – is the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (.0625%), quoted by Administrative Agent from time to time as the London Inter-Bank Offered Rate for deposits in U.S. Dollars at approximately 9:00 a.m., two (2)

Loan No. 1004873

Business Days prior to a Fixed Rate Commencement Date or a Price Adjustment Date, as appropriate, for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a Fixed Rate Portion and for a period of time approximately equal to a Fixed Rate Period or the time remaining in a Fixed Rate Period after a Price Adjustment Date, as appropriate; provided, however, that in no event shall the LIBO Rate be less than Interest Rate Floor.

“LIBOR Market Index Rate” means at any time the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (.01%), obtained by dividing (i) the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%), quoted by the Administrative Agent from time to time as the London Inter-Bank Rate for one-month deposits in U.S. Dollars at approximately 9:00 a.m. Pacific time for such day; provided, if such day is not a Business Day, the immediately preceding Business Day by (ii) a percentage equal to one (1) minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors, of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America); provided, however, that in no event shall LIBOR Market Index Rate be less than the Interest Rate Floor. Any change in such maximum rate shall result in a change in the LIBOR Market Index Rate on the date on which such change in such maximum rate becomes effective.

“Licenses” – shall have the meaning given to such term in Section 6.15.

“Lien” – as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction (other than a financing statement filed by a “true” lessor pursuant to Section 9408 (or a successor section) of the UCC); and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Limited Guaranty” – means that certain Amended and Restated Limited Guaranty, dated of even date herewith, by Guarantor in favor of Administrative Agent, for the benefit of Lenders.

“Loan” – means the principal sum of $130,000,000 that Lenders have agreed to lend and Borrower has agreed to borrow pursuant to the terms and conditions of this Agreement.

“Loan Account” – shall have the meaning given to such term in Section 2.16.

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“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan Party” – means each Borrower, each Operating Lessee, each Guarantor, and each other Person who guarantees all or a portion of the Obligations and/or who pledges any Collateral to secure all or a portion of the Obligations.

“Loan-to-Value Ratio” – means the ratio, expressed as a percentage, of the aggregate outstanding principal amount of the Loan, as of the date of determination, to the Appraised Value of the Property remaining encumbered by a Security Instrument as of such date, in the aggregate.

“Lockout Date” – shall have the meaning given to such term in Section 2.7(a).

“Major Lease” – means a Lease that demises more than 5,000 rentable square feet of the Property.

“Major Renovations” – means Renovations (including all Renovations that are part of an overall plan or that are similar or related to other Renovations, even though not performed at the same time) that (a) have resulted in, or are reasonably expected to result in, more than twenty-five percent (25%) of the rooms at a Property not being available for occupancy for a period of more than sixty (60) days, (b) have a projected cost that exceeds twenty percent (20%) of the Book Value of the applicable Property (as determined prior to the commencement of such Renovations) or (c) have resulted in, or are reasonably expected to result in, a reduction of Net Operating Income of the applicable Property of twenty percent (20%) or more during any period of twelve (12) consecutive months (as compared to the period of twelve (12) consecutive months immediately prior to the commencement of such Renovations).

“Management Agreement” – means, collectively, the CHI Management Agreement and SF Management Agreement.

“Management Agreement Assignment/Subordination” – means, with respect to the Property, a document or documents, in form and substance satisfactory to Administrative Agent, pursuant to which (a) Operating Lessee assigns the Management Agreement for the Property to Administrative Agent for its benefit and the benefit of Lenders as Collateral and (b) Manager acknowledges and agrees to such assignment and subordinates the Management Agreement to the applicable Security Instrument on terms and conditions reasonably satisfactory to Administrative Agent.

“Manager” – means, collectively or individually, CHI Manager, SF Manager, or any replacement manager (which shall be subject to the prior written approval of Administrative Agent in its sole discretion) engaged to manage a Property or any portion thereof.

“Material Adverse Change” – means a change, circumstance, or occurrence that Administrative Agent reasonably expects to have a Material Adverse Effect.

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“Material Adverse Effect” – means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Loan Parties taken as a whole, (b) the ability of a Borrower or any other Loan Party to perform its material obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of Lenders and Administrative Agent under any of the Loan Documents, or (e) a Property.

“Material Contract” – means (a) each Management Agreement, (b) each Franchise Agreement, (c) each Operating Lease, (d) any Major Lease, (e) any material agreement relating to parking for a Property, and (f) any other contract or other arrangement (other than Loan Documents), whether written or oral, to which a Borrower or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” – means the Original Maturity Date, the First Extended Maturity Date, or the Second Extended Maturity Date, as applicable.

“Minimum DSCR Hurdle” – means the following ratio:

Effective Date	Minimum DSCR Hurdle

From December 31, 2012 through, but not including, June 29, 2013	1.20:1.00

From June 30, 2013 through, but not including, May 31, 2014	1.25:1.00

From May 31, 2014 through, but not including, May 31, 2015	1.35:1.00

From and after May 31, 2015	1.40:1.00

If, however, either Property is released from the lien of the Security Deed recorded against such Property pursuant to the terms of Section 2.12 below, then from and after the date on which such Property is released, the Minimum DSCR Hurdle shall mean 1.50:1.00.

“Moody’s” – means Moody’s Investor Service, Inc.

“Negative Pledge” – means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

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“Net Operating Income” – means the amount by which the Gross Operating Revenues from the Property exceed the Permitted Operating Expenses of the Property, in the aggregate.

“Non-Pro Rata Advance” shall mean a Protective Advance or a disbursement under the Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares in breach of their obligations under this Agreement.

“Note” – means each promissory note of Borrower substantially in the form of Exhibit G, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment. All of such Notes are referred to herein collectively as the “Notes”.

“Obligations” – means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Loan; (b) all other indebtedness, liabilities, obligations, covenants and duties of Borrower or any of the other Loan Parties owing to Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note; and (c) any and all obligations of Borrower to Wells Fargo Bank, National Association, as a counterparty to any Derivative Contract entered into pursuant to the terms of this Agreement.

“Operating Account” – means collectively, the CHI Operating Account and the SF Operating Account.

“Operating Lease” – means, collectively, the CHI Operating Lease and the SF Operating Lease.

“Operating Lessee” – means, collectively, the CHI Operating Lessee and the SF Operating Lessee.

“Option to Extend” – means the First Option to Extend and/or the Second Option to Extend.

“Original Maturity Date” – shall mean July 8, 2014.

“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Parent” – means Chesapeake Lodging Trust, a Maryland real estate investment trust.

“Participant” – shall have the meaning given to such term in Section 12.12(b).

“Permitted Debt” – shall mean the Indebtedness permitted pursuant to Section 8.25.

“Permitted Liens” – means, collectively, (i) those matters listed on Schedule B to each Title Policy, (ii) liens with respect to equipment leases with an aggregate value of no more than

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$1,000,000 at any time, and (iii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Hazardous Materials Law) which are not at the time required to be paid or discharged under Section 8.17, (iv) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (v) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of the Property or impair the intended use thereof in the business of such Person; (vi) Liens imposed by laws, such as mechanics’ liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due; (vii) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (viii) Liens in favor of the Administrative Agent for its benefit and the benefit of the Lenders; (ix) Liens permitted under any Security Documents; (x) judgment Liens not in excess of $250,000 (exclusive of (1) any amounts that are duly bonded to the satisfaction of Administrative Agent in its reasonable discretion or (2) any amount covered by insurance to the satisfaction of Administrative Agent in its reasonable discretion); (xi) deposits or pledges to secure bids, tenders, contracts (other than contracts for payment of money), leases, regulatory or statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (xii) Liens on leased personal property to secure the lease obligations associated with such property; (xiii) the Operating Lease and (xiv) any other matters from time to time that are not material and that are approved in writing by Administrative Agent, but specifically excluding Liens securing monetary obligation.

“Permitted Operating Expenses” – means, for any period of time, all costs and expenses of maintaining, conducting and supervising the operation of the Property which are properly attributable to the period under consideration under Borrower’s system of accounting, including without limitation:

(a) the cost of all food and beverages sold or consumed and of all Inventory;

(b) salaries and wages of personnel employed at the Property, including costs of payroll taxes and employee benefits and all other expenses not otherwise specifically referred to in this paragraph which are referred to as “Administrative and General Expenses” in the Uniform System;

(c) the cost of all other goods and services obtained by Manager in connection with its operation of the Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment;

(d) the cost of repairs to and maintenance of the Property (excluding capital expenditures);

(e) insurance premiums for all insurance maintained with respect to the Property, including without limitation, property damage insurance, public liability insurance, and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the use and operation of the Property and losses incurred with respect to deductibles applicable to the foregoing types of insurance;

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(f) workers’ compensation insurance or insurance required by similar employee benefits acts;

(g) all personal property taxes, real estate taxes, assessments, and any other ad valorem taxes imposed on or levied in connection with the Property (less refunds, offsets or credits thereof, and interest thereon, if any, received during the period in question) and all other taxes, assessments and other charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Manager, Borrower or Operating Lessee with respect to the operation of the Property and water and sewer charges;

(h) all sums deposited into any maintenance or capital expenditure reserve, including the amount of the applicable FF&E Reserve;

(i) legal fees related to the operation of the Property;

(j) the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, functional, decorating, design or construction problems and activities, including the fees (if any) of Manager in connection therewith, such as ADA studies, life safety reviews, and energy efficiency studies;

(k) all expenses for marketing the Property, including all expenses of advertising, sales promotion and public relations activities;

(l) utility taxes and other taxes (as those terms are defined in the Uniform System) and municipal, county and state license and permit fees;

(m) all fees (including base and incentive fees), assessments, royalties and charges payable under the Management Agreement and Franchise Agreement;

(n) reasonable reserves for uncollectible accounts receivable;

(o) credit card fees, travel agent commissions and other third-party reservation fees and charges;

(p) all parking charges and other expenses associated with revenues received by Manager related to parking operations, including valet services;

(q) common expenses charges, common area maintenance charges and similar costs and expenses; and

(r) any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System in the Management Agreement unless specifically excluded under the provisions of this Agreement.

Permitted Operating Expenses shall not include (a) depreciation and amortization except as otherwise provided in this Agreement; (b) the cost of any item specified in the Management Agreement to be provided at Manager’s sole expense; (c) debt service; (d) capital repairs and other expenditures which are normally treated as capital expenditures under the Uniform System or GAAP; or (e) other recurring or non-recurring ownership costs such as partnership or limited liability company administration and costs of changes to business and liquor licenses.

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“Person” – means any individual, entity, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association or other entity or governmental authority.

“Personal Property” – means, collectively, the Accounts, Chattel Paper, Contracts, Equipment, General Intangibles, Inventory, FF&E (except to the extent any such FF&E constitutes fixtures), vehicles and cash on hand at each Property; together with all books, records and files relating to any of the foregoing.

“PIP” – means a property improvement plan for a Property, or any portion thereof, prepared by a franchisor or manager of the Property.

“Post Foreclosure Plan” – shall have the meaning set forth in Section 11.8.

“Potential Default” – means an occurrence that but for the passage of time or giving of notice, or both, would constitute a Default hereunder.

“Prepayment Fees” – means fees required to be paid as a result of, or condition to pre-paying the principal sum of any loan in accordance with Section 2.7(a).

“Price Adjustment Date” – shall have the meaning set forth in Section 2.2(h).

“Pro Forma Debt Service” – means, on any day, the Dollar amount equal to the greater of (a) annual debt service (interest only) on the outstanding principal balance of the Loan, assuming an all-in rate equal to the greater of (i) ten percent (10%) or (ii) the highest actual rate at which interest is then payable on the Loan or (b) annual debt service on the outstanding principal balance of the Loan, assuming an interest rate equal to the then prevailing rate on United States Treasury bonds, plus three and one-half of one percent (3.50%), with a maturity of ten (10) years, and a 25-year amortization schedule.

“Pro Rata Share” – means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.

“Proceeding” – shall have the meaning given to such term in Section 8.10.

“Proceeds” – shall have the meaning given to such term in the Uniform Commercial Code, and shall include, without limitation, whatever is receivable or received when Account Collateral or proceeds thereof is sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto (whether or not Lender is loss payee thereof) and all rights to payment with respect to any cause of action relating to any of the Account Collateral.

“Property” – means, individually or collectively, as the context requires, either or both of the CHI Property and the SF Property.

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“Property Release” – shall have the meaning given to such term in Section 2.12.

“Protective Advance” – means all sums expended as determined by Administrative Agent to be necessary or appropriate after Borrower fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Obligations; (b) to prevent the value of any Collateral from being materially diminished; or (c) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 11.7(e).

“Regulatory Change” – means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

“Regulatory Costs” – are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign Governmental Authority and related in any manner to a Fixed Rate.

“REIT” – means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Release DSCR” – shall have the meaning given to such term in Section 2.12.

“Remargin Payments” – shall have the meaning given to such term in Section 2.7(b)(i).

“Renovations” – means any renovations, remodeling or other capital improvements at the Property (whether performed pursuant to a PIP or otherwise), but not routine maintenance or repairs.

“Requisite Lenders” – means, as of any date, Lenders (which must include Lender then acting as Administrative Agent) having at least 66 2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the aggregate principal amount of the outstanding Loans; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Pro Rata Shares shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders and, (ii) at all time when two (2) or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two (2) Lenders.

“Reserve Percentage” – is at any time the percentage announced by Administrative Agent as the reserve percentage under Regulation D for loans and obligations making reference to an Applicable LIBO Rate for a Fixed Rate Period or time remaining in a Fixed Rate Period on

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a Price Adjustment Date, as appropriate. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Administrative Agent were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“S&P” – means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Second Extended Maturity Date” – means July 8, 2016.

“Second Option to Extend” – shall have the meaning given to such term in Section 2.14.

“Secured Obligations” – shall have the meaning given in Section 3.4.

“Securities Act” – means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Security Deed” – means, individually and collectively, as the context requires, (i) that certain Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2010, executed by SF Borrower and the SF Operating Lessee, as trustor, in favor of Administrative Agent for its benefit and the benefit of Lenders, as beneficiary, as amended by the First Amendment to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, and as hereafter amended, supplemented, replaced or modified, and (ii) that certain Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents of even date herewith executed by CHI Borrower and the CHI Operating Lessee, as mortgagor, in favor of Administrative Agent for its benefit and the benefit of Lenders, as mortgagee, as hereafter amended, supplemented, replaced or modified.

“Security Documents” – means the Security Deed, the Management Agreement Assignment/Subordination, and any security agreement, pledge agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting Administrative Agent’s Liens in any of the Collateral.

“Security Instruments” – means, collectively, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, leasehold mortgage, leasehold deed of trust, any amendment to or amendment and restatement of any of the preceding, including without limitation, the Security Deed.

“Senior Loans” – shall have the meaning given to such term in Section 11.4(b).

“Separateness Provisions” – shall have the meaning given to such term in Section 6.25(c).

“SF FF&E Reserve Account” – means SF Borrower’s account No. 4122115561 at Wells Fargo Bank, denominated “CHSP San Francisco LLC, Pledgor, Wells Fargo Bank, N.A., as Pledgee of – FF&E Reserve Account.”

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“SF Franchise Agreement” – means the Conversion License Agreement, dated April 25, 2006, executed by SF Franchisor, as “Licensor”, and HEI San Francisco LLC, a Delaware limited liability company (“HEI”), as “Licensee”, as amended by First Amendment to License Agreement between Franchisor and HEI dated November 1, 2007, together with the Starwood Technology and Reservations Services Agreement dated April 25, 2006 executed by Franchisor and HEI, as such documents are assigned from HEI to Operating Lessee pursuant to that certain Assignment and Assumption Agreement and Second Amendment dated December 15, 2010.

“SF Franchisor” – means Starwood (M) International, Inc., a Delaware corporation or any replacement franchisor approved by Administrative Agent in its sole discretion.

“SF Management Agreement” – means the Management Agreement, dated December 15, 2010, executed by the SF Operating Lessee, as “Owner”, and SF Manager, as “Operator”, together with all modifications, amendments, restatements, extensions, renewals and or any replacement management agreement and/or owner agreement entered into with respect to the management of the SF Property and approved by Administrative Agent in its sole discretion.

“SF Manager” – means Merritt Hospitality, LLC, a Delaware limited liability company, or any replacement manager (which shall be subject to the prior written approval of Administrative Agent in its sole discretion) engaged to manage the SF Property or any portion thereof.

“SF Operating Account” – means an account with Lender, account number 4122115546, in the name of SF Operating Lessee or SF Operating Lessee’s designee into which (i) all Gross Operating Revenues of the SF Property, will be deposited, and (ii) Loan proceeds, if any, may be deposited.

“SF Operating Lease” – means, the Lease Agreement, dated December 15, 2010, executed by the SF Borrower and the SF Operating Lessee.

“SF Operating Lessee” – means CHSP TRS San Francisco LLC, a Delaware limited liability company.

“SF Property” – shall have the meaning given to such term in the Recitals.

“Solvent” – means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Subdivision Map” – shall have the meaning given to such term in Section 8.6.

“Subordinated Debt” – means Indebtedness for money borrowed of any of the Loan Parties that is fully unsecured and subordinated in right of payment and otherwise to the Loan and the other Obligations in a manner satisfactory to Administrative Agent in its sole and absolute discretion.

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“Subsidiary” – means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Tax”, and collectively, “Taxes” – shall have the meaning given to such term in Section 8.17.

“Tenant Lease” – means any lease, sublease or other similar occupancy agreement for any portion of the Property.

“Title Policy” – means, individually or collectively, as the context requires, those ALTA Lender’s Policies of Title Insurance as issued by Chicago Title Insurance Company in connection with the Loan.

“Transfer” – shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance, in any case whether voluntarily, involuntarily or by operation of law or otherwise.

“Uniform Commercial Code” – means the Uniform Commercial Code as in effect in the state in which the Property is located.

“Uniform System” – means the Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition, 2006, as published by the Educational Institute of the American Hotel & Lodging Association, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within the lodging industry.

“Variable Rate” shall mean the sum of: (a) the LIBOR Market Index Rate, plus (b) three and sixty-five one-hundredths percent (3.65%); provided, that if for any reason the LIBOR Market Index Rate is unavailable, Variable Rate shall mean the sum of: (a) the per annum rate of interest equal to the Federal Funds Rate plus 1.50%, plus (b) three and sixty-five one-hundredths percent (3.65%).

“Wells Fargo” – means Wells Fargo Bank, National Association.

“Wholly Owned Subsidiary” – means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

1.2 Exhibits Incorporated. All recitals, exhibits, schedules and/or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

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ARTICLE 2

LOAN

2.1 Loan. By and subject to the terms of this Agreement, Lenders agree to lend to Borrower, and Borrower agrees to borrow from Lenders, the principal sum of ONE HUNDRED THIRTY MILLION AND NO/THS DOLLARS ($130,000,000.00), said sum to be evidenced by the Notes. The Notes shall be secured, in part, by the Security Deeds each encumbering certain real property and improvements as legally defined therein. Amounts disbursed to or on behalf of Borrower pursuant to the Notes shall be used (i) to reimburse Borrower for costs incurred in the acquisition of the CHI Property, (ii) for general corporate purposes and (iii) for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

2.2 Rates and Payment of Interest on Loans.

(a) Interest Payments. Interest accrued on the outstanding principal balance of the Loan shall be due and payable, in the manner provided in Section 2.3, on the first day of each month commencing with the first month after the Effective Date.

(b) Default Interest. Notwithstanding the rates of interest specified in Section 2.2(e) below and the payment dates specified in Section 2.2(a), at Requisite Lenders’ discretion at any time following the occurrence and during the continuance of any Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Alternate Rate. All other amounts due Administrative Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall likewise, at the option of Requisite Lenders, bear interest from and after demand at the Alternate Rate.

(c) Late Fee. Borrower acknowledges that any late payment to Administrative Agent will cause Administrative Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date), unless waived by Administrative Agent, a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Administrative Agent for the benefit of Lenders and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Administrative Agent and Lenders will incur by reason of late payment. Borrower and Administrative Agent further agree that proof of actual damages would be costly and inconvenient. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 10.2, this Section shall apply only to payments overdue prior to the time of such acceleration. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Administrative Agent.

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(d) Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time. In computing interest on the Loan, the date of the making of a disbursement under the Loan shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.2, interest in respect of the Loan shall not exceed the maximum rate permitted by applicable law.

(e) Effective Rate. The “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date of this Agreement, be one or more of the following:

(i) Provided no Default exists under this Agreement:

(A) for those portions of the principal balance of the Notes which are not Fixed Rate Portions, the Effective Rate shall be the Variable Rate.

(B) for those portions of the principal balance of the Notes which are Fixed Rate Portions, the Effective Rate for the Fixed Rate Period thereof shall be the Fixed Rate selected by Borrower and set in accordance with the provisions hereof, provided, however, if any of the transactions necessary for the calculation of interest at any Fixed Rate requested or selected by Borrower should be or become prohibited or unavailable to Administrative Agent, or, if in Administrative Agent’s good faith judgment, it is not possible for Administrative Agent to set a Fixed Rate for a Fixed Rate Portion and Fixed Rate Period as requested or selected by Borrower, the Effective Rate for such Fixed Rate Portion shall remain at or revert to the Variable Rate.

(ii) During such time as a Default exists under this Agreement; or from and after the date on which all sums owing under the Notes become due and payable by acceleration or otherwise; or from and after the date on which the Collateral or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, or encumbered, whether voluntarily or involuntarily, or by operation of law or otherwise, without Administrative Agent’s prior written consent, other than as permitted by the Loan Documents (whether or not the sums owing under the Notes become due and payable by acceleration); or from and after the Maturity Date, then at the option of Requisite Lenders in each case, the interest rate applicable to the then outstanding principal balance of the Loan shall be the Alternate Rate.

(f) Selection of Fixed Rate. Provided no Default or Potential Default exists under this Agreement, Borrower, at its option and upon satisfaction of the conditions set forth herein, may request a Fixed Rate as the Effective Rate for calculating interest on the portion of the unpaid principal balance and for the period selected in accordance with and subject to the following procedures and conditions, provided, however, that Borrower may not have in effect at any one time more than five (5) Fixed Rates:

(i) Borrower shall deliver to the Wells Fargo Bank Loan Center Attn: Shirell Allison, One West Fourth Street, 3rd Floor, Winston-Salem, North Carolina 27101, with a copy to: Administrative Agent, Wells Fargo Bank, N.A., 1750 H Street, NW, #550, Washington, D.C. 20006, Attention: Mark F. Monahan, or such other addresses as Administrative Agent shall designate, an original or facsimile Fixed Rate Notice no later than 9:00 A.M., and not less than three (3) nor more than five (5) Business Days prior to the proposed Fixed Rate Period for each Fixed Rate Portion. Any Fixed Rate Notice pursuant to this subsection (i) is irrevocable.

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(ii) Administrative Agent is authorized to rely upon the telephonic request and acceptance of Graham J. Wootten or Doug Vicari, acting alone, as Borrower’s duly authorized agents, or such additional authorized agents as Borrower shall designate in writing to Administrative Agent. Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of Administrative Agent as Administrative Agent may from time to time designate.

(iii) Borrower may elect (A) to convert Variable Rate advances to a Fixed Rate Portion, or (B) to convert a matured Fixed Rate Portion into a new Fixed Rate Portion, provided, however, that the aggregate amount of the advance being converted into or continued as a Fixed Rate Portion shall comply with the definition thereof as to Dollar amount. The conversion of a matured Fixed Rate Portion back to a Variable Rate or to a new Fixed Rate Portion shall occur on the last Business Day of the Fixed Rate Period relating to such Fixed Rate Portion. Each Fixed Rate Notice shall specify (A) the amount of the Fixed Rate Portion, (B) the Fixed Rate Period, and (C) the Fixed Rate Commencement Date.

(iv) Upon receipt of a Fixed Rate Notice in the proper form requesting a Fixed Rate Portion advance under subsections (i) and (ii) above, Administrative Agent shall determine the Fixed Rate applicable to the Fixed Rate Period for such Fixed Rate Portion two (2) Business Days prior to the beginning of such Fixed Rate Period. Each determination by Administrative Agent of the Fixed Rate shall be conclusive and binding upon the parties hereto in the absence of manifest error. Administrative Agent shall deliver to Borrower and each Lender (by facsimile) an acknowledgment of receipt and confirmation of the Fixed Rate Notice; provided, however, that failure to provide such acknowledgment of receipt and confirmation of the Fixed Rate Notice to Borrower or any Lender shall not affect the validity of such rate.

(v) If Borrower does not make a timely election to convert all or a portion of a matured Fixed Rate Portion into a new Fixed Rate Portion in accordance with this Section 2.2(f) above, such Fixed Rate Portion shall be automatically converted back to a Variable Rate upon the expiration of the Fixed Rate Period applicable to such Fixed Rate Portion.

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(g) Fixed Rate Taxes, Regulatory Costs and Reserve Percentages. Upon Administrative Agent’s demand, Borrower shall pay to Administrative Agent for the account of each Lender, in addition to all other amounts which may be, or become, due and payable under this Agreement and the other Loan Documents, any and all Fixed Rate Taxes and Regulatory Costs, to the extent they are not internalized by calculation of a Fixed Rate. Further, at Administrative Agent’s option, the Fixed Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Administrative Agent in its prudent banking judgment, from the date of imposition (or subsequent date selected by Administrative Agent) of any such Regulatory Costs. Administrative Agent shall give Borrower notice of any Fixed Rate Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Fixed Rate Taxes and Regulatory Costs regardless of whether or when notice is so given

(h) Fixed Rate Price Adjustment. Borrower acknowledges that prepayment or acceleration of a Fixed Rate Portion during a Fixed Rate Period shall result in Lenders’ incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Fixed Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Administrative Agent, for the account of each Lender (in addition to all other sums then owing to Lenders) an amount (“Fixed Rate Price Adjustment”) equal to the then present value of (i) the amount of interest that would have accrued on the Fixed Rate Portion for the remainder of the Fixed Rate Period at the Fixed Rate set on the Fixed Rate Commencement Date, less (ii) the amount of interest that would accrue on the same Fixed Rate Portion for the same period if the Fixed Rate were set on the Price Adjustment Date at the Applicable LIBO Rate in effect on the Price Adjustment Date. The present value shall be calculated by the Administrative Agent, for the benefit of the Lenders, using as a discount rate the LIBO Rate quoted on the Price Adjustment Date. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.

By initialing this provision where indicated below, Borrower confirms that Lenders’ agreement to make the Loan at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement

Borrower Initials.

(i) Purchase, Sale and Matching of Funds. Borrower understands, agrees and acknowledges the following: (a) Lenders have no obligation to purchase, sell and/or match funds in connection with the use of a LIBO Rate as a basis for calculating a Fixed Rate or Fixed Rate Price Adjustment; (b) a LIBO Rate is used merely as a reference in determining a Fixed Rate and Fixed Rate Price Adjustment; and (c) Borrower has accepted a LIBO Rate as a reasonable and fair basis for calculating a Fixed Rate and a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment, Fixed Rate Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.

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2.3 Payments.

(a) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Administrative Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each Lender as applicable, not later than 11:00 A.M. (Pacific) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(b) Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.

(c) Presumptions Regarding Payments by Borrower. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to Lenders, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of Lenders, as the case may be, severally agrees to repay to Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

2.4 Fees.

(a) Closing Fee. On the Effective Date, Borrower agrees to pay to Wells Fargo Bank, National Association, any fees agreed to be paid by Borrower in a writing signed by Borrower.

(b) Extension Fee. If Borrower exercises its right to extend the Maturity Date in accordance with Section 2.14, Borrower agrees to pay to Administrative Agent for the account of each Lender a fee equal to one-quarter percent (0.25%) of the then-outstanding principal balance of the Loan. Such fee shall be payable in connection with each Option to Extend.

(c) Administrative and Other Fees. Borrower agrees to pay other fees of Administrative Agent as may be expressly agreed to in writing from time to time.

2.5 Intentionally Omitted.

2.6 Repayment of Loan. Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loan on the Maturity Date.

2.7 Prepayments.

(a) Optional. On or before January 8, 2013 (the “Lockout Date”), the Loan may not be repaid, in whole or in part. At any time after the Lockout Date, Borrower may prepay the

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Loan in part or in full at any time; provided if the Loan is prepaid after the Lockout Date, but prior to July 8, 2013, then Borrower shall concurrently with any such prepayment pay to Administrative Agent, for the ratable benefit of Lenders, a prepayment fee in an amount equal to one-half of one percent (0.50%) of the then-outstanding principal balance of the Loan being prepaid. On or after July 8, 2013, Borrower may prepay the Loan, in whole or in part, without payment of a prepayment fee. Borrower shall give Administrative Agent at least three (3) Business Days prior written notice of the prepayment of any Loan. Notwithstanding anything to the contrary contained herein, if the Loan is accelerated on or before the Lockout Date as a result of a Default, then in addition to any other amounts due and owing hereunder other than the prepayment fee, Borrower shall be required to pay to Administrative Agent for the ratable benefit of Lenders an acceleration fee in an amount equal to one percent (1%) of the then-outstanding principal balance of the Loan. No prepayment or acceleration fee shall be payable with respect to any prepayment in connection with an application of any casualty or condemnation proceeds.

(b) Mandatory.

(i) Minimum DSCR Hurdle. On each DSCR Test Date, if there is a DSCR Failure (as determined based on Adjusted NOI for the twelve months ending on the applicable DSCR Test Date), then Borrower shall pay to Administrative Agent, for the account of Lenders, as a principal payment of the Loan, not later than fifteen (15) Business Days following the day on which the relevant DSCR Certificate is required to be delivered under Section 9.2 (or, in the case of an Option to Extend, not later than the then current Maturity Date), the amount by which the outstanding principal balance of the Loan would be required to be reduced to cause the DSCR to equal the Minimum DSCR Hurdle (each, a “Remargin Payment”). Borrower’s failure to timely make a Remargin Payment shall be a Default hereunder with the requirement of notice of the right to cure. No prepayment fee shall be due in connection with a Remargin Payment.

(ii) Amortization. If the term of the Loan is extended beyond the Original Maturity Date, then commencing with the first day of the fiscal quarter beginning October 1, 2014, and continuing on the first day of each fiscal quarter thereafter during the term of the Loan, Borrower shall repay to Administrative Agent, for the account of Lenders, $750,000 of the outstanding principal balance of the Loan (the “Amortization Payments”). No Fixed Rate Price Adjustment shall be due in connection with an Amortization Payment.

(c) Breakage Costs. In connection with the prepayment of the Loan under this Section 2.7, in addition to any other amounts that might be due, Borrower shall pay to Administrative Agent any Fixed Rate Price Adjustment and any applicable Prepayment Fees.

2.8 Loan Documents. Borrower shall deliver to Administrative Agent concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.9 Effective Date. The date of the Loan Documents is for reference purposes only. The Effective Date (“Effective Date”) of delivery and transfer to Administrative Agent, for the

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benefit of Lenders, of the security under the Loan Documents and of Borrower’s and Lenders’ obligations under the Loan Documents is the date Administrative Agent, on behalf of Lenders, authorizes the Loan proceeds to be released to Borrower pursuant to Section 3.2 below.

2.10 Maturity Date. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on the Maturity Date. All payments due to Administrative Agent, for its benefit or the benefit of any Lender, under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds, in Dollars.

2.11 Full Repayment and Reconveyance. Upon receipt of all sums owing and outstanding under the Loan Documents, Administrative Agent, on account of Lenders, shall issue a full reconveyance of each Property from the lien of the Security Instruments; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance: (a) Administrative Agent shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (b) Administrative Agent shall have received a written release satisfactory to Administrative Agent of any letter of credit or other form of undertaking which Administrative Agent, or any Lender, has issued to any surety, governmental agency or any other party in connection with the Loan and/or a Property. The obligation of any Lender to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such release or reconveyance, and any commitment of any Lender to lend any undisbursed portion of the Loan shall be canceled.

2.12 Partial Reconveyance. At any time after the Lockout Date, but prior to the Maturity Date of the Loan, Administrative Agent shall, at Borrower’s request, reconvey a Property from the lien of the applicable Security Documents (a “Property Release”) and shall release the applicable Borrower from the Loan Documents (including the Note); provided, that prior to or simultaneously with such partial reconveyance all of the following conditions shall be satisfied:

(a) No Default or Potential Default shall exist under the Loan Documents;

(b) Administrative Agent shall have received any and all sums then due and owing under the Loan Documents together with all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and the cost of any title insurance endorsements required by Administrative Agent;

(c) Administrative Agent shall have received from Borrower an amount equal to one hundred and ten percent (110%) of the Allocated Loan Amount applicable to the Property to be reconveyed;

(d) After giving effect to the Property Release, and any required payment to be made under subclause (c) above, the DSCR shall be at least 1.50:1.00 (the “Release DSCR”); provided Borrower shall be permitted to repay a portion of the outstanding principal amount of the Loan in an amount sufficient to cause the DSCR to be not less than the Release DSCR;

(e) Administrative Agent shall have received from Borrower any applicable Prepayment Fees and/or Fixed Rate Price Adjustment as determined by Administrative Agent; and

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(f) Administrative Agent shall have received a written release satisfactory to Administrative Agent of any letter of credit or other form of undertaking issued to any surety, governmental agency or any other party in connection with the applicable Property.

Neither the acceptance of any payment nor the issuance of any reconveyance by Administrative Agent shall affect Borrower’s obligation to repay all amounts owing under the Loan Documents or under the lien of the remaining Security Documents on the Property not reconveyed.

2.13 Intentionally Omitted.

2.14 Extension of Maturity Date. Borrower shall have the option to extend the Maturity Date from (a) the Original Maturity Date to the First Extended Maturity Date (“First Option to Extend”), and (b) the First Extended Maturity Date to the Second Extended Maturity Date (the “Second Option to Extend” and each, an “Option to Extend”), upon satisfaction of each of the following conditions precedent:

(a) As applicable, Borrower shall have validly exercised the immediately previous Option to Extend;

(b) Borrower shall provide Administrative Agent with written notice of Borrower’s request to exercise an Option to Extend not more than ninety (90) days but not less than forty-five (45) days prior to the then current Maturity Date;

(c) As of the date of Borrower’s delivery of notice of request to exercise an Option to Extend, and as of the then current Maturity Date, no Default or Potential Default shall exist, and Borrower shall so certify in writing;

(d) No material default (beyond the expiration of any applicable notice and cure periods), as determined by Administrative Agent, shall exist under any Management Agreement or Franchise Agreement;

(e) Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the Option to Extend and shall deliver to Administrative Agent, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Administrative Agent;

(f) There shall not have occurred any change in either Property since the Effective Date or the financial condition of either Borrower or either Guarantor from that which existed as of the Effective Date that, in the determination of Administrative Agent in its reasonable discretion, has had a Material Adverse Effect;

(g) On or before the then current Maturity Date, Borrower shall pay to Administrative Agent all recording costs, the costs of preparing any extension documents, including reasonable attorneys’ fees if any, and any other reasonable costs and expense associated with Borrower’s exercise of an Option to Extend;

(h) On or before the then current Maturity Date, Borrower shall pay to Administrative Agent the fee provided for in Section 2.4(b);

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(i) With respect to the exercise of the First Option to Extend and, at Administrative Agent’s option, with respect to the Second Option to Extend, Administrative Agent shall have received, at Borrower’s sole cost, an Appraisal of each Property which is then Collateral for the Loan, with a valuation date not more than sixty (60) days prior to the then current Maturity Date, confirming to the satisfaction of Administrative Agent that the Loan-to-Value Ratio does not exceed fifty percent (50%). If the Loan to Value Ratio exceeds fifty percent (50%), then Borrower may satisfy the condition in this Section 2.14(i) by concurrently repaying such portion of the outstanding principal amount of the Loan necessary to cause the Loan-to-Value Ratio to be fifty percent (50%) or less;

(j) The Adjusted NOI of the Property, calculated as of the applicable DSCR Test Date, shall be sufficient to yield a DSCR of not less than the Minimum DSCR Hurdle. If the Adjusted NOI of the Property is insufficient to yield a DSCR which satisfies the Minimum DSCR Hurdle, then Borrower may satisfy the condition in this Section 2.14(j) by repaying such portion of the outstanding principal amount of the Loan as would cause such condition to be satisfied; and

(k) At Administrative Agent’s election, Borrower shall purchase a Derivative Contract with a notional amount of not less than sixty-five percent (65%) of the then-outstanding principal balance of the Loan and with a term expiring on the First Extended Maturity Date or Second Extended Maturity Date, as applicable.

2.15 Authorized Representative. In order to facilitate timely and efficient management of the Loan, each Borrower hereby appoints and authorizes any of Borrower’s Agents, acting alone, to serve as the authorized representative of Borrower. Accordingly, any notice or correspondence directed to any of Borrower’s Agents shall be deemed given to each Borrower, and any action taken by any of Borrower’s Agents with respect to the Loan shall be deemed taken by each Borrower hereunder.

2.16 Lenders’ Accounting. Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) the names and addresses and the Pro Rata Shares of the commitment of each of the Lenders, and principal amount of the Loan owing to each Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Administrative Agent’s practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).

ARTICLE 3

DISBURSEMENT

3.1 Initial Conditions Precedent. The obligation of Lenders to make the Loan hereunder is subject to the satisfaction or waiver of the following conditions precedent:

(a) There exists no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or Potential Default; and

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(b) The Administrative Agent shall have received each of the following, in form and substance satisfactory to Administrative Agent:

(i) all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Administrative Agent under the terms of this Agreement or any of the other Loan Documents;

(ii) either (A) each Security Deed is a valid lien upon the applicable Property and is prior and superior to all other liens and encumbrances thereon, except those approved by Administrative Agent in writing, or (B) Chicago Title Insurance Company has irrevocably agreed in writing to insure that each Security Deed is a valid lien upon the applicable Property and is prior and superior to all other liens and encumbrances thereon, except those approved by Administrative Agent in writing;

(iii) a new survey of the CHI Property, certified to Administrative Agent, for the benefit of Lenders and the title insurer, showing the boundaries of the CHI Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same;

(iv) an updated survey of the SF Property or an affidavit of no change, as required by Chicago Title Insurance Company to remove from the applicable Title Policy exceptions from coverage for the failure to provide a current survey;

(v) the legal opinion of (A) Hogan Lovells US LLP, counsel to Borrower and the other Loan Parties, and (B) each local counsel, reasonably satisfactory to Administrative Agent, as special counsel to the Loan Parties, each addressed to Administrative Agent and Lenders;

(vi) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Person;

(vii) a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

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(viii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party, and in the case of Borrower, authorized to execute and deliver on behalf of Borrower “Fixed Rate Notices”, and requests for disbursement from the FF&E Reserve Account;

(ix) copies certified by the secretary or assistant secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(x) a Transfer Authorizer Designation Form effective as of the Agreement Date;

(xi) UCC, tax, judgment and lien search reports with respect to each Loan Party in all necessary or appropriate jurisdictions indicating that there are no Liens of record with respect to the assets of each such Loan Party other than Permitted Liens;

(xii) evidence that the Fees, if any, then due and payable under Section 2.4, together with all other fees, expenses and reimbursement amounts due and payable to Administrative Agent and any of Lenders, including without limitation, the reasonable fees and expenses of counsel to Administrative Agent, have been paid;

(xiii) insurance certificates, or other evidence, providing that the insurance coverage required under Article V (including, without limitation, both property and liability insurance for each Property) is in full force and effect and stating that the coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Administrative Agent of any cancellation for nonpayment or premiums, and not less than thirty (30) days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that Administrative Agent, for its benefit and the benefit of Lenders is named as a lender’s loss payee and additional insured, as appropriate, on all insurance policies that Borrower or any Loan Party actually maintains with respect to the Property and improvements thereon; and

(xiv) the Security Documents;

(xv) a Management Agreement Assignment/Subordination with respect to each Management Agreement and a “comfort letter” from each Franchisor, if requested;

(xvi) copies of all Material Contracts (to the extent not theretofore delivered) and, if requested by Administrative Agent, collateral assignments executed by the applicable Borrower or the applicable Operating Lessee (as applicable) in favor of Administrative Agent for its benefit and the benefit of Lenders, of the Material Contracts relating to the use, occupancy, operation, maintenance, enjoyment or ownership of the Property;

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(xvii) an ALTA 2006 Form Loan Policy of Title Insurance for each Property in the aggregate amount of the original principal amount of the Loan in favor of Administrative Agent for its benefit and the benefit of Lenders, including endorsements with respect to such items of coverage as Administrative Agent may request (including, without limitation, aggregation endorsements for each policy) and which endorsements are available and customary in the jurisdiction where the applicable Property is located, issued by Chicago Title Insurance Company, showing the fee simple and leasehold title to each Property and improvements described in the Security Deeds as vested in the applicable Borrower or Operating Lessee, as applicable, and insuring that the Lien granted by each such Security Instruments is a valid Lien against the applicable Property, subject only to the Permitted Liens and such other restrictions, encumbrances, easements and reservations as are acceptable to Administrative Agent;

(xviii) documents required to establish, or evidencing the establishment of, the FF&E Reserve Accounts; and

(xix) such other instruments, documents, agreements, financing statements, certificates, opinions and other Security Documents as Administrative Agent may reasonably request.

(c) In the good faith judgment of Administrative Agent:

(i) there shall not have occurred or become known to Administrative Agent or any of Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning Guarantor or Borrower delivered to Administrative Agent and Lenders prior to the date hereof that has had or could reasonably be expected to result in a Material Adverse Effect; and

(ii) there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

3.2 Disbursement Authorization. The undisbursed proceeds of the Loan in an amount equal to $70,000,000.00 (and which, when added to the $60,000,000.00 previously disbursed equals the amount of the Loan), when qualified for disbursement, shall be disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of Section 3.3 or any funds transfer agreement which is identified in Exhibit I hereto. Disbursements hereunder may be made by Lender upon the written request of any person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower’s revocation of such authority is received by Lender at the following address Wells Fargo Bank Loan Center Attn: Shirell Allison, One West Fourth Street, 3rd Floor, Winston-Salem, North Carolina 27101.

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3.3 Funds Transfer Disbursements.

(a) Generally. Borrower hereby authorizes Administrative Agent to disburse the proceeds of any Loan made by any Lender or any of their Affiliates pursuant to the Loan Documents as requested by any of Borrower’s Agents to any of the accounts designated in the Transfer Authorizer Designation Form. Borrower agrees to be bound by any transfer request authorized or transmitted by Borrower or any of Borrower’s Agents or made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by Borrower or any of Borrower’s Agents to effect a wire of funds transfer even if the information provided by Borrower or Borrower’s Agents identifies a different bank or account holder than named by Borrower. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Administrative Agent and Borrower. Borrower agrees to notify Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such transfer.

(b) Funds Transfer. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Administrative Agent or any Lender or prohibited by any Governmental Authority; provided, that Administrative Agent and Lenders hereby acknowledge that Key Bank is acceptable to Administrative Agent and Lenders; (iii) cause Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Administrative Agent or any Lender to violate any Applicable Law or regulation.

(c) Limitation of Liability. Neither Administrative Agent nor any Lender shall be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s or any Lender’s reasonable control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) Administrative Agent, any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.

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3.4 Assignment of Accounts. To secure the prompt and unconditional payment, performance and discharge when due of all of Borrower’s obligations hereunder, under the Note, and under each and all of the other Loan Documents (collectively, the “Secured Obligations”), subject to the terms of the Management Agreement and the Management Agreement Assignment/Subordination, Borrower hereby assigns, pledges, conveys, sets over, delivers and transfers to Administrative Agent, for the benefit of Lenders, and grants a security interest to Administrative Agent, for the benefit of Lenders, in and to all of Borrower’s now existing or hereafter arising right, title, estate, claim and interest in and to each and all of the following:

(a) each and all of (i) the Accounts and (ii) any other deposit, trust and other account into which any Funds and/or Proceeds may now or hereafter be deposited;

(b) all of the Account Collateral;

(c) all moneys now or at any time hereafter deposited in any or all of the Accounts, all certificates, instruments and securities (whether certificated or uncertificated), if any, from time to time representing any or all of such Accounts or any interest therein and all claims, demands, general intangibles, choses in action and other rights or interests of Borrower in respect of the Accounts or any moneys now or at any time hereafter deposited therein; and any increases, renewals, extensions, substitutions and replacements thereto;

(d) all notes, bonds, stocks, certificates of deposit, instruments and securities in which Funds or other Account Collateral may be invested or deposited and all interest, dividends, instruments and other property from time to time received in respect of or upon the sale, exchange or other transfer of any or all of the Account Collateral;

(e) all contract rights, instruments, documents, general intangibles and other rights which Borrower may now have or hereafter acquire with respect to any of the Account Collateral, including without limitation Borrower’s rights under any trust or other agreement with the Depository Bank relating in any manner to any of the Accounts;

(f) all accessions, increases and additions on or to any or all of the property described in items (a)-(e) above, inclusive; and

(g) all Proceeds of each and every item of property described hereinabove in items above, inclusive.

ARTICLE 4

INTENTIONALLY OMITTED

ARTICLE 5

INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any Loan Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Administrative Agent, the following policies of insurance in form and substance satisfactory to Administrative Agent:

5.1 Title Insurance. During the term of the Loan, Borrower shall deliver to Administrative Agent, within ten (10) days of Administrative Agent’s written request, such other endorsements to each Title Policy as Administrative Agent may reasonably require with respect to a Property or any portion thereof.

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5.2 Property Insurance. For each Property, an All Risk/Special Form Property Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders, against damage to each Property in an amount acceptable to Lender. Such coverage should adequately insure any and all Loan Collateral, whether such Collateral is onsite, stored offsite or otherwise. Administrative Agent, for the benefit of Lenders, shall be named on each policy as mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).

5.3 Flood Hazard Insurance. For each Property, a policy of flood insurance, if the Property is in a special flood zone area, in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

5.4 Liability Insurance. For each Property, a policy of commercial general liability insurance on an occurrence basis, with coverages and limits as required by Administrative Agent, insuring against liability for injury and/or death to any person and/or damage to any property occurring on a Property.

5.5 Terrorism. For each Property, a policy of terrorism insurance in an amount reasonably satisfactory to Administrative Agent, and naming Administrative Agent, for the benefit of Lenders, as an additional named insured.

5.6 Other Coverage. Borrower shall provide to Administrative Agent evidence of such other reasonable insurance in such reasonable amounts as Administrative Agent may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the applicable Property located in or around the region in which such Property is located. Such coverage requirements may include but are not limited to coverage for earthquake (if the Property is in a seismic zone 3 or 4 and the probable maximum loss is 20% or more), mold, acts of terrorism, business income, delayed business income, rental loss, sink hole, dram shop, workers compensation, vehicle, soft costs, tenant improvement or environmental claims.

5.7 General. Borrower shall provide to Administrative Agent insurance certificates or other evidence of coverage in form acceptable to Administrative Agent, with coverage amounts, deductibles, limits and retentions as required by Administrative Agent. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage). Administrative Agent, for the benefit of Lenders, shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies which Borrower actually maintains with

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respect to a Property or any portion thereof. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the applicable Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Administrative Agent.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

As a material inducement to Lenders’ entry into this Agreement, each Borrower and Operating Lessee represents and warrants, as applicable, to Administrative Agent and each Lender as of the Effective Date and continuing thereafter that:

6.1 Authority/enforceability. Each Borrower and Operating Lessee is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, lease, improve and operate its respective Property, as contemplated by the Loan Documents.

6.2 Binding Obligations. Each Borrower and Operating Lessee is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of each Borrower and Operating Lessee, as applicable, except as the same may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.

6.3 Formation and Organizational Documents. Borrower has delivered to Administrative Agent all formation and organizational documents of each Borrower, each Operating Lessee, and of the Guarantors, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent. A complete and accurate depiction of the owners of each Borrower and Operating Lessee is set forth on Schedule 6.3 attached hereto.

6.4 No Violation. Each Borrower’s and each Operating Lessee’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other organizational document; (b) violate any governmental requirement applicable to either Property or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which such Borrower, Operating Lessee, or the applicable Property is bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

6.5 Compliance with Laws. Each Borrower and/or Operating Lessee, as applicable, has, and at all times shall have obtained, all permits, Licenses, exemptions, and approvals necessary to occupy, operate and market its respective Property, and shall maintain compliance with all governmental requirements applicable to such Property and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business, except for

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noncompliances which could not, individually or in the aggregate, reasonably be expected to cause a Default or have a Material Adverse Effect. Each Property is a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances and is properly zoned for the stated use of such Property as disclosed to Administrative Agent at the time of execution hereof.

6.6 Litigation. Except as disclosed on Schedule 6.6, there are no claims, actions, suits, or proceedings pending, or to any Borrower’s or Operating Lessee’s knowledge, threatened against any Borrower, Operating Lessee, or affecting any portion of either Property.

6.7 Financial Condition. All financial statements and information heretofore and hereafter delivered to Administrative Agent by Borrower, including, without limitation, information relating to the financial condition of Borrower, Operating Lessee, the Guarantor, and to Borrower’s knowledge, each Property, fairly and accurately represent the financial condition of the subject thereof as of the date specified therein and have been prepared (except as noted therein) in accordance with GAAP consistently applied. Notwithstanding the use of GAAP, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Administrative Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

6.8 No Material Adverse Change. There has been no Material Adverse Change in the financial condition of any Borrower, any Operating Lessee, any Guarantor and/or any Indemnitor since the dates of the latest financial statements furnished to Administrative Agent and, except as otherwise disclosed to Administrative Agent in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

6.9 Accuracy. To the Borrower’s knowledge, all reports, documents, instruments, information and forms of evidence delivered to Administrative Agent concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Administrative Agent true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

6.10 Americans with Disabilities Act Compliance. Borrower and Operating Lessee represent and warrant to Administrative Agent that the Property owned or leased (as applicable) by such Person is and shall be hereafter maintained in all material respects in compliance with the requirements and regulations of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as hereafter amended. At Administrative Agent’s written request from time to time, Borrower shall provide Administrative Agent with written evidence of such compliance reasonably satisfactory to Administrative Agent. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.

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6.11 Tax Liability; Separate Tax Parcel. Each Borrower and each Operating Lessee has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and no Borrower and no Operating Lessee has any knowledge of any basis for any additional payment with respect to any such taxes and assessments. No portion of any Property is exempt from taxation or constitutes an “omitted” tax parcel. Each Property constitutes a separate tax lot or lots, with a separate tax assessment or assessments, independent of any other land or improvements not constituting a part of the Property and no other land or improvements is assessed and taxed together with any portion of either Property.

6.12 Business Loan. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for personal, family or agricultural purposes whatsoever.

6.13 Condemnation. No Condemnation or other proceeding has been commenced or, to any Borrower’s and Operating Lessee’s best knowledge, is contemplated with respect to all or any portion of any Property or for the relocation of roadways providing direct physical and legal access to any Property.

6.14 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, nor would the exercise of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

6.15 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including certificates of completion, use and occupancy permits and any applicable liquor licenses, required for the legal use, occupancy and operation of each Property as presently being used (collectively, the “Licenses”), have been obtained and are in full force and effect. Each Borrower and Operating Lessee shall keep and maintain, or cause the applicable Manager to keep and maintain, all Licenses applicable to its respective Property. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property. To the best knowledge of the applicable Borrower and Operating Lessee, there are no pending or threatened proceedings or actions to revoke, invalidate, rescind, or modify any of the Licenses, or asserting that such Licenses do not permit the occupancy, maintenance, use or operation of the applicable Property as currently and proposed to be operated.

6.16 Physical Condition. To the Borrower’s knowledge, except as disclosed to the Administrative Agent prior to the date of this Agreement, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, Equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; and there exists no structural or other material defects or damages in or on the Property. No Borrower or Operating Lessee has received notice from any insurance company, bonding company, manager or franchisor of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond or materially and adversely affect the value or operation of the Property.

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6.17 Management Agreement. Borrower has made available to Administrative Agent a correct and complete copy of each Management Agreement, all amendments thereto and any other material written agreements or summaries of material oral agreements with any Manager. As of the Effective Date, each Management Agreement is unmodified and in full force and effect and neither Borrower nor Operating Lessee, nor to Borrower’s knowledge, Manager is in default thereunder. There are no material oral agreements which modify the Management Agreement.

6.18 Franchise Agreement.

(a) Borrower has made available to Administrative Agent a correct and complete copy of the SF Franchise Agreement, all amendments thereto and any other material written agreements or summaries of material oral agreements with any Franchisor. As of the Effective date, the SF Franchise Agreement is unmodified and is in full force and effect and neither SF Borrower nor SF Operating Lessee, nor to Borrower’s knowledge, SF Franchisor, is in default thereunder. There are no material oral agreements which modify the SF Franchise Agreement.

(b) As of the date hereof, there is no Franchise Agreement with respect to the CHI Property.

6.19 Contracts. Exhibit C sets forth a description of each Contract to which each Borrower or Operating Lessee, and to Borrower’s and Operating Lessee’s knowledge, Manager, or any Affiliate of the foregoing is a party which is material to the value, utility, operation or legality of each Property, other than the Franchise Agreement, the Management Agreement, and any such Contract which may be terminated on thirty (30) days’ or less notice without penalty. To the best of Borrower’s knowledge, the information set forth in Exhibit C is correct and complete in all material respects as of the date hereof. A correct and complete copy of each Contract specified on Exhibit C has been provided to Administrative Agent and each is unmodified (except as set forth on Exhibit C) and in full force and effect and no party to such contracts is in default thereunder.

6.20 Personal Property. Other than the Personal Property and the property of transient hotel guests and the Manager, no personal property is located on or within each Property, or used or proposed to be used in either Property. Each Borrower has good title to all its Personal Property free and clear of all liens other than Permitted Liens.

6.21 FF&E and Inventory. The FF&E and the Inventory at each Property is adequate and sufficient for the use, occupancy, operation and maintenance of the Property in a manner sufficient to meet the brand standards as set forth in each Franchise Agreement and Management Agreement, as applicable.

6.22 Accounts. The Accounts, together with the Bank of America Account and the Key Bank Accounts, comprise all the bank accounts, depository accounts, certificates of deposit, intercompany balances or other accounts of any kind or description in which any Property revenues are at any time deposited, held or maintained.

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6.23 Vehicles. No Borrower or Operating Lessee owns or leases any vehicles for use in connection with either Property.

6.24 Budgets. Each annual budget delivered to Administrative Agent and all of the amounts set forth therein, shall present a true, full and complete line itemization of: (a) all reasonably estimated revenues; and (b) all reasonably estimated expenses which the applicable Borrower expects to pay or anticipates becoming obligated to pay, including, without limitation, obligations relating to the performance of any PIP.

6.25 Special Purpose Entity Status. Each Borrower and Operating Lessee hereby represents, warrants and covenants to Lender, with regard to such Borrower or Operating Lessee, as applicable, the following:

(a) Limited Purpose. The sole purpose to be conducted or promoted by each Borrower and Operating Lessee since its organization is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop, improve and sell, the Property owned or leased by such Borrower or Operating Lessee and engage in activities related or incidental thereto, respectively; and (ii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b) Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of any Borrower or Operating Lessee, no Borrower or Operating Lessee shall (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person other than in connection with the Loan; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section; (iii) intentionally omitted; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except (A) as otherwise permitted under this Agreement, and (B) that Borrower may invest in those investments permitted under the Loan Documents; (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s or Operating Lessee’s business, as applicable; (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity; or (vii) own any asset or property other than its respective Property and incidental personal property necessary for the ownership or operation of its respective Property.

(c) Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, each Borrower and Operating Lessee represents and warrants that in the conduct of its operations it will observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to

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creditors and the public as a legal entity separate and distinct from any other entity; (vi) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its’ Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s, or Operating Lessee’s (as applicable), assets and credit are not available to satisfy the debts and other obligations of such Affiliate (other than Borrower) or any other Person; (vii) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (viii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (ix) not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (x) conduct business in its own name, and use separate stationery, invoices and checks bearing its own name; (xi) not commingle its assets or funds with those of any other Person; (xii) not assume, guarantee or pay the debts or obligations of any other Person other than in connection with the Loan; (xiii) correct any known misunderstanding as to its separate identity; (xiv) not permit any Affiliate (other than Borrower) to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents); (xv) not make loans or advances to any other Person, except as expressly permitted in this Agreement; (xvi) pay its liabilities and expenses out of and to the extent of its own funds; (xvi) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower or Operating Lessee; and (xviii) cause the managers, officers, employees, agents and other representatives of Borrower, or Operating Lessee, as applicable, to act at all times with respect to Borrower, or Operating Lessee, consistently and in furtherance of the foregoing and in the best interests of Borrower, or Operating Lessee.

Failure of any Borrower or Operating Lessee to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of any Borrower or Operating Lessee as a separate legal entity.

6.26 Survival of Representations. Each Borrower and Operating Lessee makes all of the representations and warranties set forth herein and in the other Loan Documents as of the date of this Agreement, the Effective Date and the date of each disbursement by Administrative Agent, on the account of Lenders, to Borrower of Loan proceeds, and agrees that all of the representations and warranties set forth herein and in the other Loan Documents shall survive for so long as any amount remains owing to any Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower and Operating Lessee shall be deemed to have been relied upon by Administrative Agent and Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or Lenders or on their behalf.

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ARTICLE 7

HAZARDOUS MATERIALS

7.1 Special Representations and Warranties. Without in any way limiting the other representations and warranties set forth in this Agreement, except as set forth in the Environmental Report, Borrower and Operating Lessee hereby specially represents and warrants to the best of Borrower’s and Operating Lessee’s knowledge as of the date of this Agreement as follows:

(a) Hazardous Materials. Except as previously disclosed to Lender in that certain Phase I Environmental Assessment prepared by Eckland Consultants with respect to the SF Property, dated December 9, 2010, and that certain Phase I Environmental Assessment prepared by EMG Corporation with respect to the CHI Property, dated November 30, 2010 (collectively, the “Environmental Report”), each Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”), except such Hazardous Materials as may have been used in the normal course of operation of the Property in accordance with Hazardous Materials Laws.

(b) Hazardous Materials Laws. Each Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

(c) Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) pending or threatened in writing against any Borrower or either Property by any governmental entity or agency or by any other Person relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

(d) Border Zone Property. The SF Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq.

7.2 Hazardous Materials Covenants. Borrower and Operating Lessee agree as follows:

(a) No Hazardous Activities. No Borrower or Operating Lessee shall cause or permit Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials, except in compliance with all Hazardous Materials Laws.

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(b) Compliance. Borrower and Operating Lessee shall comply and cause each Property to comply in all material respects with all Hazardous Materials Laws.

(c) Notices. Borrower and Operating Lessee shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about a Property; (ii) any actual knowledge by Borrower or Operating Lessee that a Property does not comply with any Hazardous Materials Laws; (iii) any actual knowledge of any Hazardous Materials Claims; (iv) the actual knowledge of discovery of any occurrence or condition on any real property adjoining or in the vicinity of the SF Property that could reasonably be expected to cause the SF Property or any part thereof to be designated as Border Zone Property; and (v) the actual knowledge of the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the CHI Property that could cause the CHI Property or any part thereof to fail to comply with Hazardous Materials Laws.

(d) Remedial Action. In response to the presence of any Hazardous Materials on, under or about any Property or any portion thereof, Borrower and Operating Lessee shall promptly take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

7.3 Inspection by Administrative Agent. Upon reasonable prior notice to Borrower, Administrative Agent, its employees and agents, may from time to time (whether before or after the commencement of a non-judicial or judicial foreclosure proceeding) enter and inspect either Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from such Property.

7.4 Hazardous Materials Indemnity. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT, LENDERS, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (EACH AN “INDEMNITEE” AND COLLECTIVELY, “INDEMNITEES”) FROM AND AGAINST ANY AND ALL ACTUAL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH ANY INDEMNITEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO ADMINISTRATIVE AGENT UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES

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SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF EACH SECURITY DOCUMENT. NOTWITHSTANDING THE FOREGOING, THE AFORESAID INDEMNIFICATION SHALL NOT APPLY TO ANY LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGEMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES THAT ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE.

7.5 Legal Effect of Section. Borrower and Lenders agree that: (a) this Article VII is intended as Lenders’ written request for information (and Borrower’s and Operating Lessee’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure §726.5; and (b) each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lenders and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure §736 (subject to Section 7.4 above), and as such it is expressly understood that Borrower’s duty to indemnify Administrative Agent and Lenders hereunder shall survive: (a) any judicial or non-judicial foreclosure under any Security Document, or transfer of either Property, or any portion thereof, in lieu thereof, (b) the release and reconveyance or cancellation of any Security Document, and (c) the satisfaction of all of Borrower’s obligation under the Loan Documents; provided, however, that Borrower shall not be obligated to indemnify an Indemnitee to the extent that such losses, damages, liabilities, claims, actions, judgements, court costs and legal or other expenses incurred by such Indemnitee are caused by Indemnitee’s gross negligence or willful misconduct.

ARTICLE 8

COVENANTS OF BORROWER

8.1 Performance of Obligations. Borrower shall promptly pay and perform all of its obligations hereunder and under the other Loan Documents when due.

8.2 Expenses. To the extent not paid on the Effective Date, Borrower shall pay Administrative Agent within fifteen (15) days following demand therefor all reasonable costs and expenses incurred by Administrative Agent in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Administrative Agent of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Administrative Agent’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Administrative Agent of any title insurance premiums, title surveys, reconveyance and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Administrative Agent’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Administrative Agent may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semi-annually. If any of the

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services described above are provided by an employee of Administrative Agent, Administrative Agent’s costs and expenses for such services shall be calculated in accordance with Administrative Agent’s standard charge for such services.

8.3 ERISA Compliance. Borrower and Operating Lessee shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after any Borrower or Operating Lessee knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower or Operating Lessee has occurred, it shall furnish to Administrative Agent a written statement setting forth details as to such Reportable Event and the action, if any, which such Borrower or Operating Lessee proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

8.4 Leasing. Subject to Manager’s rights under the applicable Management Agreement, each Borrower and Operating Lessee shall use its reasonable efforts to maintain all leasable space in its respective Property leased at no less than fair market rental rates.

8.5 Approval of Leases. All leases of all or any part of the Property shall: (a) with respect to a Major Lease, be upon terms and with tenants approved in writing by Administrative Agent prior to Borrower’s execution of any such lease; and (b) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Administrative Agent.

8.6 Subdivision Maps; Use.

(a) Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of a Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Administrative Agent’s receipt of such Subdivision Map, Administrative Agent shall provide Borrower written notice if Administrative Agent disapproves of said Subdivision Map. Administrative Agent shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower. Within five (5) Business Days after Administrative Agent’s request, Borrower and Operating Lessee shall execute, acknowledge and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of any portion of a Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Security Instrument recorded in connection with such amendments, Borrower shall deliver to Administrative Agent, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Administrative Agent insuring the continued first priority lien of applicable Security Deed. Subject to the execution and delivery by Borrower of any documents required under this Section, Administrative Agent shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Administrative Agent pursuant to this Section.

(b) No Borrower or Operating Lessee shall initiate or acquiesce to a zoning change of a Property without prior notice to, and prior written consent from, Administrative Agent.

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Furthermore, no Borrower or Operating Lessee shall allow changes in the stated use of a Property from that disclosed to Administrative Agent at the time of execution hereof without prior notice to, and prior written consent from, Administrative Agent.

8.7 Opinion of Legal Counsel. On or before the Effective Date, Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content reasonably satisfactory to Lender to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) each Borrower and Operating Lessee is duly formed and has all requisite authority to enter into the Loan Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Lender may reasonably request.

8.8 Franchise Agreements. Borrower shall cause each Property to be operated, and Operating Lessee shall operate each Property, pursuant to any applicable Franchise Agreement, and Borrower and Operating Lessee shall:

(a) promptly perform and/or observe (or cause to be performed and/or observed) all of the covenants and agreements required to be performed and observed by it under the applicable Franchise Agreement (including, without limitation, the requirements of any PIP) and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

(b) promptly notify Administrative Agent of any default or notice of non-compliance received or delivered in connection with the Franchise Agreement;

(c) promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, property improvement plan and any other report delivered or received by it under the Franchise Agreement; and

(d) indemnify and hold Administrative Agent and Lenders harmless from and against all claims or liabilities in any way arising in connection with any termination payments under the Franchise Agreement, and costs or fees relating to any PIP and liquidated damages payable under the Franchise Agreement.

8.9 Actions to Maintain Property. Each Borrower and Operating Lessee shall:

(a) subject to the provisions of the applicable Management Agreement, maintain Inventory in amounts from time to time required by the Manager;

(b) subject to the provisions of the applicable Management Agreement, make, or cause to be made, all renovations and capital improvements to its respective Property in a good and workmanlike manner with materials of high quality, free of defects and liens, in accordance with the applicable plans and specifications and in compliance with all applicable laws, regulations and requirements;

(c) subject to the provisions of the applicable Management Agreement, keep all applicable Licenses in full force and effect and promptly comply with all conditions thereof;

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(d) if the Note is mutilated, destroyed, lost, or stolen, promptly deliver to Administrative Agent, in substitution therefore, a new promissory note containing the identical terms and conditions as the Note with a notation thereon of the unpaid principal and accrued and unpaid interest;

(e) upon Administrative Agent’s reasonable request, execute, deliver, record and furnish such documents as Administrative Agent may reasonably deem necessary or desirable to (i) perfect and maintain perfected as valid liens upon each Property and all other Collateral the liens granted by Borrower to Administrative Agent under the Loan Documents, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement; and

(f) except as expressly permitted in this Agreement, not Transfer any portion of the Property or the beneficial ownership thereof without the prior written consent of Administrative Agent.

8.10 Proceedings. If any legal proceedings are commenced seeking to enjoin or otherwise prevent or declare unlawful the use, occupancy, operation or maintenance of either Property or any portion thereof (a “Proceeding”), or if any other Proceedings are filed, the Borrower shall promptly notify Administrative Agent in writing and to the extent permitted by law and at its sole expense, (i) cause the Proceeding to be contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, Borrower shall use commercially reasonable efforts to resist the entry or seek the stay of any temporary or permanent injunction that may be entered.

8.11 Correction of Defects. Within a commercially reasonable period of time after any Borrower or Operating Lessee acquires knowledge of or is given notice of a material defect in the Property, the applicable Borrower and/or Operating Lessee shall commence and continue with diligence to correct all such defects (including, without limitation, any corrective action necessary to perfect and maintain perfected as valid liens upon the applicable Property and all other Collateral the liens granted by Borrower to Administrative Agent under the Loan Documents). Upon Borrower or Operating Lessee acquiring knowledge of such defect (other than as a result of written notice to Borrower from Administrative Agent), Borrower shall promptly advise Administrative Agent in writing of such matter and the measures being taken to make such corrections, along with an estimate of the time of completion.

8.12 Personal Property. (a) All of the Personal Property located on or used in connection with the Property, shall always be located at the Property and shall also be kept free and clear of all liens other than Permitted Liens; (b) subject to Section 8.17, Borrower shall pay all taxes, levies, charges and assessments on the Personal Property located on or used in connection with the Property prior to such taxes, levies, charges or assessments becoming delinquent; and (c) Borrower shall, from time to time upon request by Administrative Agent, furnish Administrative Agent with evidence of such ownership and payment satisfactory to Administrative Agent, including searches of applicable public records.

8.13 Operation of the Property. No Borrower or Operating Lessee shall, without Administrative Agent’s prior written consent: (a) surrender, terminate or cancel any Franchise Agreement or Management Agreement or otherwise replace a Franchisor or Manager or enter

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into any operating lease or franchise or management agreements with respect to the Property, or any portion thereof, (b) reduce or consent to the reduction of or extension of the term of the Management Agreement or Franchise Agreement; (c) increase or consent to the increase by any material amount of the amount of any charges under any Management Agreement or Franchise Agreement; or (d) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Management Agreement or Franchise Agreement in any material respect.

8.14 Completion of Renovations.

(a) In the event a Borrower or Operating Lessee shall undertake any Renovations to a Property pursuant to a PIP or otherwise, such Borrower or Operating Lessee shall (i) cause the same to be performed diligently and promptly and to be commenced, performed and completed within the time limits set forth in the PIP; (ii) cause to be obtained all governmental permits required for such Renovations; (iii) cause such Renovations to be constructed, performed and completed in compliance, in all material respects, with Applicable Law and all applicable requirements of the applicable Manager and/or Franchisor, in a good and workmanlike manner, with materials of high quality, free of defects, and in accordance with the plans and specifications therefor and the PIP, without substantial deviation therefrom unless approved by such Manager and/or Franchisor that issued the PIP; (iv) cause such Renovations to be constructed and completed free and clear of any mechanic’s liens, materialman’s liens and equitable liens (subject to Section 8.22); (v) pay or cause to be paid all costs of such Renovations when due; (vi) fully pay and discharge, or cause to be fully paid and discharged, all claims for labor performed and material and services furnished in connection with such Renovations; and (vii) promptly release and discharge, or cause to be released and discharged, all claims of stop notices, mechanic's liens, materialman's liens and equitable liens that may arise in connection with such Renovations (subject to Section 8.22).

(b) Borrower shall notify Administrative Agent of any Major Renovations that are scheduled or planned for a Property and shall, if requested by Administrative Agent, promptly furnish or cause to be furnished to Administrative Agent (i) copies of any plans and specifications, contracts and governmental permits for such Major Renovations, and (ii) upon substantial completion of such Major Renovations (A) a written statement or certificate executed by the architect designated or shown on the plans and specifications (or, if no architect has been retained, from the general contractor for such Major Renovations certifying, without qualification or exception, that such Major Renovations are substantially complete, (B) all required occupancy permits for applicable Property issued by the local government agency having jurisdiction and authority to issue same, and (C) such other evidence of lien free completion as Administrative Agent deems satisfactory in its reasonable discretion.

8.15 Accounts. No Borrower or Operating Lessee shall have any accounts other than the Accounts, the Key Bank Accounts and the Bank of America Account. No Borrower or Operating Lessee shall have any right or ability to affect withdrawals from any Accounts except in accordance with the provisions of this Agreement or any Management Agreement Assignment/Subordination, and shall have no right to exercise dominion or control over the proceeds in such Accounts except as expressly provided in this Agreement or any Management Agreement Assignment/Subordination.

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8.16 FF&E Reserves.

(a) Each Borrower shall deposit or cause to be deposited into its respective FF&E Reserve Account (which account is hereby pledged to Administrative Agent, for the benefit of Lenders, as additional collateral for the Loan, subject to the terms of the applicable Management Agreement and Management Agreement Assignment/Subordination), not later than the twentieth (20th) day of each month during the term of the Loan an amount equal to the greater of (i) four percent (4%) of Gross Operating Revenues for the Property for the previous month, and (ii) the amount required to be deposited into any FF&E reserve for such month pursuant to the terms of any applicable Franchise Agreement and/or Management Agreement (each an “FF&E Reserve”).

(b) Provided no Default has occurred, funds may be withdrawn from the FF&E Reserve Account, and Borrower and Operating Lessee shall use such funds, solely for the payment of expenditures for FF&E and other capital items in accordance with the applicable Approved Capital Budget or otherwise in accordance with the CHI Management Agreement and Management Agreement Assignment/Subordination relating to the CHI Property. In addition, regardless of the existence of a Default, funds may be withdrawn from the FF&E Accounts if and to the extent permitted by the terms of the Management Agreement Assignment/Subordination applicable to the Property for the benefit of which the relevant FF&E Account is maintained.

(c) The Administrative Agent shall have the right (to be exercised from time to time at its election) to audit each Borrower’s and Operating Lessee’s books and records in order to determine whether or not the funds withdrawn or disbursed from the FF&E Reserve Account have been spent only for the purpose for which they were withdrawn or disbursed. Borrower and Operating Lessee shall cooperate with Administrative Agent in connection with any such audit.

8.17 Taxes, Assessments, Encumbrances. Borrower shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi public authority or utility company which are (or if not paid, may become) a lien, encumbrance or charge against (each, a “Tax”, and collectively, “Taxes”) on all or part of the Property or any interest in it. Notwithstanding the preceding sentence, this Section 8.17 shall not require the payment or discharge of any such Tax (i) that is being contested in good faith by appropriate proceedings, (ii) with respect to which reserves in conformity with generally accepted accounting procedures have been provided, (iii) if such Tax does not constitute and is not secured by any choate lien on any portion of the Property and no portion of the Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, and (iv) Administrative Agent or Lender could not become subject to any civil or criminal fine or penalty, in each case as a result of non-payment of such Tax.

8.18 Management of Property. Without the prior written consent of Administrative Agent, no Borrower or Operating Lessee shall enter into any agreement providing for the management, leasing or operation of the Property other than the Management Agreement in effect on the Effective Date.

8.19 Subordination of Management Agreement. With respect to any Management Agreement entered into after the date hereof, Borrower shall cause Manager to enter into a subordination and non-disturbance agreement with Administrative Agent as Administrative Agent may reasonably request to subordinate the Management Agreement to the Loan.

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8.20 Wells Fargo Securities FF&E Account. On or before August 8, 2011, Borrower shall close, or cause to be closed, account no. 28914141 at Wells Fargo Securities LLC, denominated W Hotel Management, Inc. AAF CHSP Chicago, LLC, W Chicago City Center - FF&E Reserve.

8.21 Replacement of SF Manager. Subject to the terms of the Management Agreement Assignment/Subordination relating to the SF Property, Borrower or Operating Lessee shall, at the written instruction of Lender, replace SF Manager with a manager that is not an Affiliate of, but is chosen by, SF Borrower and approved by Administrative Agent and the SF Franchisor under the SF Franchise Agreement, upon the occurrence of one or more of the following events: (a) a Default exists, or (b) SF Manager is in material default under the SF Management Agreement beyond any notice and applicable cure period.

8.22 Liens. No Borrower or Operating Lessee shall, without the prior written consent of Administrative Agent, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Liens. No Borrower or Operating Lessee shall permit any member of such Borrower or Operating Lessee to pledge or otherwise encumber its interest in Borrower or Operating Lessee.

8.23 Dissolution. No Borrower or Operating Lessee shall dissolve, terminate its existence, liquidate, merge with or consolidate into another Person.

8.24 Material Contracts. No Borrower or Operating Lessee shall do any of the following without the Administrative Agent’s prior written consent: (a) enter into, surrender or terminate any Material Contract; (ii) reduce or extend the term of, increase the charges or fees payable by such Loan Party under, decrease the charges or fees payable to such Loan Party under, or otherwise modify or amend in any material respect, any Material Contract; or (c) terminate, or modify or amend in any material respect, either Operating Lease.

8.25 Indebtedness. No Borrower or Operating Lessee shall:

(a) assume, create, incur or suffer to exist any Indebtedness to the Guarantor or any of its Subsidiaries unless such Indebtedness is fully unsecured and subordinated to the Obligations on terms satisfactory to the Administrative Agent; or

(b) assume, incur or suffer to exist any Indebtedness other than (i) as permitted in clause (a), (ii) the Obligations, (iii) trade payables and equipment leases that are normal and customary both as to their terms and as to their amounts, and which, in all events, do not exceed $1,000,000 in the aggregate per Property, and (iv) a Guaranty of the Franchise Agreement entered into in the ordinary course of business (such permitted Indebtedness being referred to in this Agreement as “Permitted Debt”); or (c) permit any Collateral or any direct or indirect ownership interest of the Borrower or Operating Lessee, as applicable, to be subject to a Negative Pledge.

8.26 Transactions with Affiliates. No Borrower or Operating Lessee shall enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of

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any service) with any Affiliate of any Loan Party, except (a) as set forth on Schedule 8.27, or (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of a Borrower or Operating Lessee and upon fair and reasonable terms which are no less favorable to such Borrower or Operating Lessee than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

8.27 Other Business. No Borrower or Operating Lessee shall engage in any business other than the ownership and operation of a Property as a hotel and any business incidental thereto.

8.28 Further Assurances. Upon Administrative Agent’s request and at Borrower’s sole cost and expense, Borrower and Operating Lessee shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as reasonably determined by Administrative Agent, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

8.29 Assignment. Without the prior written consent of Administrative Agent, no Borrower or Operating Lessee shall assign its interests under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

8.30 Interest Rate Protection. On or before the date hereof, Borrower shall (i) enter into a Derivative Contract with an Acceptable Counterparty, with a notional amount not less than $84,500,000; and (ii) a term expiring on the Original Maturity Date. In addition, at Administrative Agent’s election, Borrower may be required to obtain a Derivative Contract as a condition to Borrower’s right to exercise an Option to Extend (as more specifically described in Section 2.14). If Borrower purchases a Derivative Contract from Wells Fargo Bank, National Association (i) Borrower shall, upon receipt from Administrative Agent, execute promptly all documents evidencing such transaction, including without limitation the ISDA Master Agreement, the Schedule to the ISDA Master Agreement and the ISDA Confirmation, and (ii) the interest of Wells Fargo Bank, National Association, thereunder shall be secured by the Collateral pari passu with the Loan. If Borrower purchases the Derivative Contract from any provider other than Wells Fargo Bank, National Association, such Derivative Contract shall not be secured by the Collateral in any manner whatsoever, and Borrower shall collaterally assign all of Borrower’s right, title and interest to receive any and all payments under the Derivative Contract to Administrative Agent, for the benefit of Lenders, pursuant to a separate Collateral Assignment of Interest Rate Protection Agreement (in form and substance acceptable to Administrative Agent), and shall deliver to Administrative Agent executed counterparts of such Derivative Contract (which shall, by its terms, authorize the assignment to Administrative Agent and require that payments made to Borrower by the counterparty under such Derivative Contract be deposited directly into an account acceptable to Administrative Agent).

8.31 No Sale or Encumbrance. Except as otherwise provided herein, no Borrower or Operating Lessee shall permit either Property or any interest therein to be sold, transferred (including, without limitation, through sale or transfer (directly or indirectly) of the limited liability company interests of the Borrower), mortgaged, assigned, further encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, the transfer of interests in Parent shall not be deemed to be a violation of the foregoing so long as such transfer does not constitute a Default under Section 10.1(h) below.

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8.32 Organization Documents. No Borrower or Operating Lessee shall amend, supplement, restate or otherwise modify in any material respect its charter, articles of incorporation or by-laws, operating agreement, partnership agreement or other organizational document without the prior written consent of Requisite Lenders (which shall not be unreasonably withheld) unless such amendment, supplement, restatement or other modification is (a) required under or as a result of the Internal Revenue Code or other Applicable Law or (b) required to maintain Parent’s status as a REIT. Borrower shall promptly deliver to Administrative Agent copies of any amendment, supplement, restatement or modification of the organizational documents of a Borrower or Operating Lessee.

ARTICLE 9

REPORTING COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.12, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.12, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

9.1 Monthly Reporting. Within thirty (30) days after the end of each calendar month:

(a) An operating statement for each Property, both on an individual and consolidated basis, for the preceding calendar month detailing the Gross Operating Revenues and Operating Expenses, along with the average daily rate, occupancy levels and revenue per available room for such Property, together with: (i) a comparison of the results for such month with (A) the projections for such month contained in the applicable Approved Operating Budget and (B) the actual results for the same calendar month in the immediately preceding calendar year; (ii) an operating statement showing year-to-date results for the period ending with such month, together with a comparison of such operating statement with (A) the projections for such year-to-date period contained in the applicable Approved Operating Budget and (B) the actual results for the year-to-date period ending with the same month in the immediately preceding calendar year; (iii) an operating statement for each Property showing trailing twelve-month Net Operating Income; and (iv) an operating statement for the Property (in the aggregate) showing trailing twelve-month Net Operating Income.

(b) If available from the applicable Manager for each Property, a budget reforecast, in a form acceptable to Administrative Agent in its reasonable discretion, showing actual results to date and a reforecast for the remainder of the current calendar year;

(c) The most recent Smith Travel Research STAR Report for each Property, which shall compare the Property to its primary competitive set.

9.2 DSCR Certificate. Commencing December 31, 2012, and continuing each June 30 and December 31 (excluding, however, June 30, 2014 and June 30, 2015) of each year thereafter, Borrower shall deliver to, or cause to be delivered to Administrative Agent within thirty (30) days of the applicable DSCR Test Date, a DSCR Certificate certifying compliance (or failure to comply, as applicable) with the Minimum DSCR Hurdle for the twelve month period ending June 30 and December 31 (as applicable) of the then current year.

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9.3 Other. Borrower shall deliver to, or cause to be delivered to Administrative Agent:

(a) No later than January 31 of each year during the term of the Loan (i) the proposed annual operating budget for each Property, which shall be subject to approval of the Administrative Agent, which approval shall not be unreasonably withheld (as so approved, each an “Approved Operating Budget”), (ii) the proposed annual FF&E and capital budget for each Property, which shall be subject to the approval of the Administrative Agent, which approval shall not be unreasonably withheld (as so approved, each an “Approved Capital Budget”) and (iii) if available from the applicable Manager, the proposed marketing plan for each Property, which shall be subject to approval of the Administrative Agent, which approval shall not be unreasonably withheld (as so approved, each an “Approved Marketing Plan”).

(b) Promptly upon any Borrower or Operating Lessee entering into any Material Contract or any Material Lease, a copy thereof;

(c) Within forty-five (45) days after the end of each calendar quarter, a report in form and substance reasonably satisfactory to the Administrative Agent (i) summarizing the status of the compliance with and performance of (A) the obligations under each PIP for each Property, including in such report a statement of the amounts expended through the end of such quarter with respect to such PIP and amounts projected to be expended thereafter to complete the obligations under such PIP, and (B) the Renovations obligations, if there are any, relating to the 21st and 22nd floors of the CHI Property, and (ii) certifying (such certification executed by a senior officer of the Borrower acceptable to Administrative Agent) that each Borrower is in compliance with each PIP (if any) and if applicable, that CHI Borrower is in compliance with the Renovation obligations referenced above; and

(d) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the Property or the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party as the Administrative Agent or any Lender may reasonably request.

9.4 Books and Records. Each Borrower shall maintain complete books of account and other records for its respective Property and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Administrative Agent or any Lender upon reasonable prior notice.

ARTICLE 10

DEFAULTS AND REMEDIES

10.1 Default. Each of the following shall constitute an event of default (“Default”), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment. Borrower’s failure to pay when due any sums payable under the Note, the Fee Letter or any of the other Loan Documents.

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(b) Default in Performance.

(i) Borrower or Operating Lessee shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Article IX and such failure shall continue for a period of five (5) days; or

(ii) Borrower or Operating Lessee shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of thirty (30) days after the earlier of (A) the date upon which Borrower or Operating Lessee obtains knowledge of such failure or (B) the date upon which the Borrower has received written notice of such failure from the Administrative Agent; provided, however, that: (X) if such default is not susceptible of cure within such thirty (30)-day period, such thirty (30)-day period shall be extended to a ninety (90)-day period, but only if (1) Borrower or Operating Lessee shall commence such cure within such thirty (30)-day period and shall thereafter prosecute such cure to completion, diligently and without delay, and (2) no other Default or Event of Default shall have occurred; and (Y) the grace period provided in this section shall in no event apply to any default relating to any other Default for which this Agreement or the applicable Loan Document specifically provides that no period of grace shall be applicable.

(c) Condemnation; Attachment. (i) The condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of a Property; or (ii) the sequestration or attachment of, or any levy or execution upon any Property, any other collateral provided by a Borrower under any of the Loan Documents, or any substantial portion of the other assets of a Borrower, which sequestration, attachment, levy or execution is in an amount in excess of $1,000,000 and not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(d) Representations and Warranties. (i) The material breach of any representation or warranty of any Borrower or Operating Lessee in any of the Loan Documents and the continuation of such breach for more than 30 days after written notice to Borrower from Administrative Agent requesting that Borrower cure such breach; or

(e) Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by a Borrower or Operating Lessee for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by a Borrower or Operating Lessee in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding such Borrower’s or Operating Lessee’s insolvency; (iii) a general assignment by a Borrower or Operating Lessee for the benefit of creditors; or (iv) a Borrower or Operating Lessee applying for, or the appointment of, a receiver, trustee, custodian or liquidator of such Borrower or Operating Lessee or any of its property (whether owned or leased); or

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(f) Involuntary Bankruptcy. The failure of a Borrower or Operating Lessee to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against such Borrower or Operating Lessee or in any way restrains or limits a Borrower, an Operating Lessee, Administrative Agent or Lenders regarding the Loan, a Property or the Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or sixty (60) days after the date of filing of such involuntary petition; or

(g) Partners; Guarantors. The occurrence of any of the events specified in Section 10.1(e) or Section 10.1(f) as to any Guarantor or Indemnitor; or

(h) Change in Management or Control.

(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 19.9% of the total voting power of the then outstanding voting stock of Parent;

(ii) During any period of twelve (12) consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of Parent (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of Parent was approved by a vote of a majority of the trustees then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of Parent then in office; or

(iii) Parent shall cease to be the sole general partner of Chesapeake Lodging, L.P., or shall cease to own at least 80.1% of the partnership interests in the Chesapeake Lodging, L.P.; or

(iv) Borrower shall cease to be a Wholly Owned Subsidiary of Chesapeake Lodging, L.P.; or

(v) Operating Lessee shall cease to be a Wholly Owned Subsidiary of Chesapeake Lodging, L.P.

(i) Loss of Priority. The failure at any time of any Security Document to be a valid first lien upon the applicable Property or any portion thereof (subject to Permitted Liens), other than as a result of any release or reconveyance of such Security Document pursuant to the terms and conditions of this Agreement; or

(j) Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about a Property or Improvements subsequent to the Effective Date. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Administrative Agent’s sole discretion, have a materially adverse impact on the value of a Property and Improvements; or

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(k) Security Documents. Any provision of any Security Documents shall for any reason cease to be valid and binding on, enforceable against, any Loan Party, or any Lien created under any Security Document ceases to be a valid and perfected first priority Lien in any of the Collateral purported to be covered thereby.

(l) Chesapeake Lodging Trust. Parent shall cease to maintain its status as a REIT or cease to maintain trading privileges on the New York Stock Exchange for at least one class of its common shares.

(m) Default Under Derivative Contract. The occurrence of a default beyond any applicable notice, grace and/or cure period, by Borrower or a termination event with respect to Borrower under any Derivative Contract entered into between Borrower and Wells Fargo Bank, National Association, in connection with the Loan, including, without limitation, the Existing Cap or the Existing Swap.

(n) Default Under Indemnity. The occurrence of a default beyond any applicable notice, grace and/or cure period, under the Amended and Restated Hazardous Materials Indemnity Agreement, dated the date hereof, executed by Indemnitor and Administrative Agent.

(o) Default Under Guaranty. The occurrence of a default beyond any applicable notice, grace and/or cure period, under any guaranty now or hereafter executed in connection with the Loan, including without limitation, Guarantor's failure to perform any covenant, condition or obligation thereunder.

(p) Default Under Franchise Agreement. The occurrence of a material default under the Franchise Agreement by Borrower or Operating Lessee (including, without limitation, the failure to satisfy PIP obligations as and when required thereunder) that extends beyond any applicable cure period provided for therein.

(q) Default Under Management Agreement. The occurrence of a material default under the Management Agreement by Borrower or Operating Lessee (including, without limitation, the failure to satisfy PIP obligations or Renovation obligations, including, without limitation, those Renovation obligations relating to the 21st and 22nd floors of the CHI Property) that extends beyond any applicable cure period provided for therein.

(r) Revocation of Liquor License. The revocation, cancellation, termination or suspension of the liquor license for the hotel located at either Property for a period of thirty (30) days or more.

10.2 Acceleration Upon Default; Remedies. Upon the occurrence of any Default specified in this Article X, Requisite Lenders may, at their sole option, declare all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Administrative Agent may, and at the direction of Requisite Lenders, shall, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Accounts to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan (if any) shall terminate.

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10.3 Disbursements To Third Parties. Upon the occurrence of a Default occasioned by Borrower’s or Operating Lessee’s failure to pay money to a third party as required by this Agreement, Administrative Agent may but shall not be obligated to make such payment on behalf of such Person and Borrower shall immediately repay such funds upon written demand of Administrative Agent. In either case, the Default with respect to which any such payment has been made by Administrative Agent shall not be deemed cured until such repayment has been made by Borrower to Administrative Agent.

10.4 Repayment of Funds Advanced. Any funds expended by Administrative Agent or any Lender in the exercise of its rights or remedies under this Agreement and/or the other Loan Documents shall be payable to Administrative Agent upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.

10.5 Rights Cumulative, No Waiver. All Administrative Agent’s and Lenders’ rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Administrative Agent or Lenders at any time. Administrative Agent’s or any Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lenders under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Administrative Agent or any Lender to take, or any delay by Administrative Agent or any Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 11

THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS

11.1 Appointment and Authorization.

(a) Each Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and Other Related Documents as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of Lenders.

(b) Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan Documents or the Other Related Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

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(c) Nothing herein shall be construed to deem Administrative Agent a trustee or fiduciary for any Lender or to impose on Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Other Related Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to Article 10. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to Administrative Agent by Borrower, any Loan Party or any other Affiliate of Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.

(e) As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including, without limitation, enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Requirements of Law. Not in limitation of the foregoing, Administrative Agent may exercise any right or remedy it or Lenders may have under any Loan Document upon the occurrence of a Potential Default or Default unless the Requisite Lenders have directed Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all Lenders.

11.2 Wells Fargo as Lender.

Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with either Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, Administrative Agent and any affiliate may accept fees and other consideration from

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either Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding a Borrower, an Other Loan Party, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.

11.3 Defaulting Lenders. If for any reason any Lender shall become a Defaulting Lender, then, in addition to the rights and remedies that may be available to Administrative Agent or the Borrower under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Loan, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of Administrative Agent or to be taken into account in the calculation of Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by Administrative Agent in respect of a Defaulting Lender’s Portion shall not be paid to such Defaulting Lender and shall be held uninvested by Administrative Agent and paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default. The provisions of this section shall apply and be effective regardless of whether a Default occurs, and notwithstanding (a) any other provision of this Agreement to the contrary, or (b) any instruction of Borrower as to its desired application of payments. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.

11.4 Distribution and Apportionment of Payments; Defaulting Lenders.

(a) Subject to Section 11.4(b) below, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders. All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents shall be allocated among such Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Loan or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender. Administrative Agent shall

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promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.

(b) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Protective Advance or prior Loan disbursements which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as “Senior Loans”). All amounts paid by Borrower and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s Pro Rata Share of the Loan), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of Borrower under this Agreement, provided, however, that Borrower shall not be obligated to a Defaulting Lender for payments Borrower has made to the Administrative Agent in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs, and notwithstanding (a) any other provision of this Agreement to the contrary, (b) any instruction of Borrower as to its desired application of payments or (c) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. Administrative Agent shall be entitled to (i) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Default Rate as set forth in the Notes, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.

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11.5 Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from Lenders shall be made from Lenders, each payment of the fees shall be made for the account of Lenders, and each termination or reduction of the amount of the Commitments pursuant to this Agreement shall be applied to the respective Commitments of Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan by Borrower shall be made for the account of Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan shall not be held by Lenders pro rata in accordance with their respective Commitments in effect at the time the Loan was made, then such payment shall be applied to the Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by Lenders pro rata in accordance with their respective Commitments; and (c) each payment of interest on the Loan by Borrower shall be made for the account of Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.

11.6 Sharing of Payments, Etc.

Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantor under the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares in the Loan, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater than its Pro Rata Share in the Loan of the payments on account of such obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

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11.7 Collateral Matters; Protective Advances.

(a) Each Lender hereby authorizes Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral, Loan Documents or Other Related Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents or Other Related Documents.

(b) The Lenders hereby authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of obligations of Borrower hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide). Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Administrative Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d) The Administrative Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Section or in any of the Loan Documents or Other Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent’s own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to Lenders, except to the extent resulting from its gross negligence or willful misconduct.

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(e) The Administrative Agent may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by Borrower for, Protective Advances during any one calendar year with respect to any Property that is Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $500,000.00. Protective Advances in excess of said sum during any calendar year for any Property that is Collateral shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances.

(f) Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder under the Loan Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of Requisite Lenders.

11.8 Post-Foreclosure Plans. If all or any portion of the Collateral is acquired by Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations of Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the ratable benefit of all Lenders. The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most

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advantageous to Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

11.9 Approvals of Lenders. All communications from Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (d) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to Administrative Agent that it specifically objects to the recommendation or determination of Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

11.10 Notice of Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing with reasonable specificity such Default or Potential Default and stating that such notice is a “notice of default”. If any Lender (excluding Lender which is also serving as Administrative Agent) becomes aware of any Default or Potential Default, it shall promptly send to Administrative Agent such a “notice of default”. Further, if Administrative Agent receives such a “notice of default,” Administrative Agent shall give prompt notice thereof to Lenders.

11.11 Administrative Agent’s Reliance, Etc. Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, Administrative Agent: may consult with legal counsel (including its own counsel or counsel for Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by Borrower,

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any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of Borrower or other Persons or inspect the property, books or records of Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of Administrative Agent on behalf of Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

11.12 Indemnification of Administrative Agent. Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to Administrative Agent) incurred by Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought

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against Administrative Agent and/or Lenders, and any claim or suit brought against Administrative Agent and/or Lenders arising under any Hazardous Materials Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by Lenders on the request of Administrative Agent notwithstanding any claim or assertion that Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by Administrative Agent that Administrative Agent will reimburse Lenders if it is actually and finally determined by a court of competent jurisdiction that Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement. If Borrower shall reimburse Administrative Agent for any Indemnifiable Amount following payment by any Lender to Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

11.13 Lender Credit Decision, Etc. Each Lender expressly acknowledges and agrees that neither Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by Administrative Agent hereafter taken, including any review of the affairs of Borrower, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of Borrower, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, Borrower, any other Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to Administrative Agent and is not acting as counsel to such Lender.

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11.14 Successor Administrative Agent. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents and Other Related Documents by giving written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Potential Default exists, be subject to Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents. Notwithstanding anything contained herein to the contrary, Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving Borrower and each Lender prior written notice.

11.15 No Set-Offs. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of Borrower, whether or not located in California, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and Requisite Lenders.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 Indemnity. EACH BORROWER HEREBY AGREES, JOINTLY AND SEVERALLY, TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT, LENDERS, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (EACH AN “INDEMNITEE” AND, COLLECTIVELY “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH ANY SUCH INDEMNITEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH EITHER BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF EITHER BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY ANY

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FRANCHISE AGREEMENT, ANY MANAGEMENT AGREEMENT, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY; PROVIDED, HOWEVER, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY ANY INDEMNITEE TO THE EXTENT THAT ANY LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES INCURRED BY SUCH INDEMNITEE (1) ARISE FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (2) ARISE FROM ACTS OR EVENTS THAT OCCUR AT A PROPERTY AFTER FORECLOSURE OR OTHER TAKING OF TITLE TO SUCH PROPERTY BY AN INDEMNITEE. BORROWER SHALL IMMEDIATELY PAY TO ADMINISTRATIVE AGENT UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF EACH SECURITY DOCUMENT.

12.2 Form of Documents. The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement and any of the other Loan Documents shall be subject to Administrative Agent’s reasonable approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.

12.3 No Third Parties Benefited. No Person other than Administrative Agent, Lenders, and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents, unless such Person is a party thereto.

12.4 Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

12.5 Attorney-in-Fact. Each Borrower hereby irrevocably appoints and authorizes Administrative Agent, as such Borrower’s attorney-in-fact, following a Default, which agency is

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coupled with an interest, to execute and/or record in Administrative Agent’s or Borrower’s name any notices, instruments or documents that Administrative Agent deems appropriate to protect Lenders’ interest under any of the Loan Documents.

12.6 Actions. Each Borrower agrees that Administrative Agent, in exercising the rights, duties or liabilities of Administrative Agent, Lenders, or Borrower under the Loan Documents, may, following a Default, commence, appear in or defend any action or proceeding purporting to affect a Property, or the Loan Documents and Borrower shall immediately reimburse Administrative Agent upon demand for all such expenses so incurred or paid by Administrative Agent, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

12.7 Right of Contest. Borrower may contest in good faith any claim, demand, levy or assessment by any Person other than Administrative Agent or Lenders which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Administrative Agent determines is not prejudicial to Administrative Agent or any Lender, and does not impair the rights of Administrative Agent or any Lender under any of the Loan Documents; and (b) Borrower deposits with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent and each Lender from the consequences of the contest being unsuccessful. Borrower’s strict compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

12.8 Relationship of Parties. The relationship of Borrower, Operating Lessee, Administrative Agent, and Lenders under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertakes nor assume any responsibility or duty to either Borrower or Operating Lessee or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

12.9 Delay Outside Lender’s Control. No Lender or Administrative Agent shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender’s control.

12.10 Attorneys’ Fees and Expenses; Enforcement. If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower, then Borrower shall immediately pay to Administrative Agent or such Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Administrative

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Agent or such Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

12.11 Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Notwithstanding the previous sentence, Administrative Agent, shall be authorized on behalf of all Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.2(c), up to a maximum of three (3) times per calendar year.

(b) Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of Lenders (or Administrative Agent at the written direction of Lenders), do any of the following:

(i) increase the Commitments of Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 12.12) or subject Lenders to any additional obligations;

(ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, the Loan;

(iii) except for waivers permitted under Section 12.11(a), reduce the amount of any fees payable to Lenders hereunder;

(iv) except for waivers permitted under Section 12.11(a), postpone any date fixed for any payment of principal of, or interest on, the Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor;

(v) change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 12.12);

(vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

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(vii) modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii) release any Guarantor from its obligations under the Guaranty;

(ix) waive a Default under Section 10.1(a); or

(x) release or dispose of any Collateral unless released or disposed of as permitted by, and in accordance with, Section 11.7, or as otherwise expressly permitted under this Agreement.

(c) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action, shall affect the rights or duties of Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing by Administrative Agent in accordance with the terms of this Section, notwithstanding any attempted cure or other action by Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

12.12 Successors and Assigns.

(a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders (and any such assignment or transfer to which all of Lenders have not consented shall be void).

(b) Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not,

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without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loan or a portion thereof owing to such Lender, (iii) reduce the rate at which interest is payable thereon, (iv) release all or substantially all of the Collateral without replacement thereof other than as permitted in accordance with the terms of the Loan Documents, or (v) changes to the definition of Minimum DSCR Hurdle and/or Requisite Lenders, each as set forth in this Agreement. An assignment or other transfer which is not permitted by subsection (c) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c) Assignments. Any Lender may with the prior written consent of the Administrative Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Note; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default or Potential Default shall exist or (y) in the case of an assignment to another Lender or an affiliate of another Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000.00 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds a Note having an outstanding principal balance, of at least $10,000,000.00, and (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangement so the new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500.00. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective Affiliates or subsidiaries.

(d) Tax Withholding. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, shall furnish Administrative Agent and Borrower with a properly completed executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and either Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder. At all times each Lender shall own or beneficially own a Note, such Lender shall (i) promptly provide to Administrative Agent and Borrower a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United

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States laws and regulations and amendments duly executed and completed by such Lender, and (ii) comply at all times with all applicable United States laws and regulations, including all provisions of any applicable tax treaty, with regard to any withholding tax exemption claimed with respect to any payments on the Loan. If any Lender cannot deliver such form, then Borrower may withhold from payments due under the Loan Documents such amounts as Borrower is able to determine from accurate information provided by such Lender are required by the Internal Revenue Code.

(e) Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder.

(f) Information to Assignee, Etc. A Lender may furnish any information concerning Borrower, any subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) but shall advise them that any such information that is not publicly available is confidential. In connection with such negotiation, execution and delivery, Borrower authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

12.13 Intentionally Omitted.

12.14 Lender’s Agents. Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents. Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable.

12.15 Tax Service. Administrative Agent, on behalf of Lenders, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property and Improvements satisfactory to Administrative Agent.

12.16 WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY THEN-APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION

Loan No. 1004873

HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

12.17 Severability. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

12.18 Time. Time is of the essence of each and every term of this Agreement.

12.19 Headings. All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.

12.20 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents and Other Related Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

12.21 Integration; Interpretation. The Loan Documents and Other Related Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents and Other Related Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent in writing.

12.22 Joint and Several Liability. The liability of all persons and entities obligated in any manner under this Agreement, any of the Loan Documents or Other Related Documents, other than Administrative Agent and/or Lenders, shall be joint and several.

Loan No. 1004873

12.23 Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

12.24 Electronic Delivery of Certain Information.

(a) Documents required to be delivered pursuant to the Loan Documents may be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article II or any notices to Borrower and (B) Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the certificate required by Section 9.2 to Administrative Agent and shall deliver paper copies of any documents to Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender. Except for the certificates required by Section 9.2, Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b) Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by Administrative Agent pursuant to the procedures provided to Borrower by Administrative Agent.

12.25 Public/Private Information. Borrower and Operating Lessee shall each cooperate, with Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of Borrower or the other Loan Parties. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of Borrower or the

Loan No. 1004873

other Loan Parties to Administrative Agent and Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to Borrower, the other Loan Parties or Operating Lessee or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”. Notwithstanding the foregoing, any information regarding the Guarantor that is not publicly available will be deemed “Private Information”, whether or not designated as such by Borrower or Guarantor. Administrative Agent shall not disseminate to the public, and will advise Lenders not to disseminate to the public (including in connection with a syndication described in Section 12.27) any Information Materials that are designated as “Private Information” or deemed “Private Information” hereunder. The foregoing shall not, however, limit Administrative Agent’s ability to share any “Private Information” with any Lenders, Participants, potential Lenders or potential Participants.

12.26 USA Patriot Act Notice; Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and each Borrower and Operating Lessee each shall provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

12.27 Syndication Cooperation. Administrative Agent and Lenders, shall have the unfettered right to sell, assign, transfer, encumber, pledge or otherwise dispose of, participate or syndicate the Loan, in whole or in part either contemporaneously with the closing thereof or thereafter. In addition, Administrative Agent and Lenders may sell or syndicate all or a portion of the Loan by certificates, participations, securities or pari passu notes evidencing whole or component interests therein, through one or more public or private offerings, including, without limitation, a “securitization” or “syndication”. Each Borrower, Operating Lessee, and Guarantor shall cooperate with Administrative Agent, Lenders, and their affiliates with any such transaction by, without limitation, cooperating with the following upon request, either before or after closing as applicable: (a) separating the Loan into two or more separate notes and/or participation interests including, but not limited to, separate senior and junior notes, participations or components. Such notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates equals the Effective Rate as of the closing of the Loan. Partial prepayments of principal may cause the weighted average Effective Rate to change over time due to the non pro-rata allocation of such prepayments between any such separate notes, participations or components; (b) obtaining ratings from two or more rating agencies; (c) making or causing to be made non-material changes or modifications to the Loan documentation, organizational documentation, opinion letters and other documentation; (d) reviewing and assisting in the preparation of offering materials (including a confidential information memorandum) relating to the Collateral Property, Borrower, Guarantor, and the Loan and making with regard to such offering materials certain indemnifications, representations and

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warranties (including a standard Rule 10b-5 representation and warranty) in both a customary authorization to distribute (to be signed by each Borrower) and the Loan Documents; and (f) delivering updated information on Borrower, Guarantor, and the Property. In connection with any syndication of the Loan, Wells Fargo Bank, National Association shall be the Administrative Agent and Wells Fargo Securities, LLC or one of its affiliates, shall serve as sole lead arranger and sole bookrunner with exclusive responsibility for arranging and managing such syndication. The financial institutions included in the syndicate of lenders shall be chosen by Administrative Agent in consultation with Borrower and the rights (including without limitation consent, waiver and amendment approval rights) and obligations of “Lender” hereunder and under the Loan documents shall be shared among the syndicate lenders and the Administrative Agent as agreed by such parties.

12.28 Operating Lessee – No Liability. Lender hereby acknowledges that Operating Lessee is not liable for the indebtedness evidenced by the Note.

12.29 DISCLOSURE. THE OPERATING LESSEE IS A PARTY TO A LICENSE AGREEMENT WITH STARWOOD (M) INTERNATIONAL, INC. THAT ENABLES IT TO OPERATE A HOTEL USING THE SERVICE MARK “LE MERIDIEN®.” NEITHER STARWOOD (M) INTERNATIONAL, INC. NOR ITS AFFILIATES OWN SUCH HOTEL OR ARE A PARTY TO THIS FINANCING AND HAVE NOT PROVIDED OR REVIEWED, AND ARE NOT RESPONSIBLE FOR, ANY DISCLOSURES OR OTHER INFORMATION SET FORTH HEREIN.

[Remainder of this page intentionally left blank.]

Loan No. 1004873

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Loan Agreement as of the date appearing on the first page hereof.

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mark F. Monahan
Name:	Mark F. Monahan
Title:	Senior Vice President

Administrative Agent’s Address:

Wells Fargo Bank, N.A. 1750 H Street, NW, #550 Washington, D.C. 20006
Attn: Mark F. Monahan
Telecopy Number: (202) 429-2985
Telephone Number: (202) 303-3017

With a copy to:

Wells Fargo Bank, N.A. Hospitality Finance Group 2030 Main Street, Suite 500
Irvine, CA 92614 Attn: Rhonda Friedly
Telecopy Number: (949) 251-4983
Telephone Number: (949) 251-4383

[Signatures continue on the following page.]

Signature Page

To

Loan Agreement

Loan No. 1004873

“BORROWER”

CHSP CHICAGO LLC, a Delaware limited liability company

By:	/s/ Graham J. Wootten
Name:	Graham J. Wootten
Title:	Vice President and Secretary

CHSP SAN FRANCISCO LLC,
a Delaware limited liability company

By:	/s/ Graham J. Wootten
Name:	Graham J. Wootten
Title:	Vice President and Secretary

Borrower’s Address

CHSP San Francisco LLC c/o Chesapeake Lodging, L.P. 1997 Annapolis Exchange Parkway
Suite 410 Annapolis, MD 21401 Attention: Graham J. Wootten
Telecopy Number: (410) 972-4144
Telephone Number: (410) 972-4142

With a copy to:

Hogan Lovells US LLP
555 13th Street, N.W.
Washington, D.C. 20004
Attn: Carol Weld King, Esquire
Telecopy Number: (202) 637-5910
Telephone Number: (202) 637-5634

[Signatures continue on the following page.]

Signature Page

To

Loan Agreement

Loan No. 1004873

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mark F. Monahan
Name:	Mark F. Monahan
Title:	Senior Vice President

Administrative Agent’s Address:

Wells Fargo Bank, N.A. 1750 H Street, NW, #550 Washington, D.C. 20006
Attn: Mark F. Monahan
Telecopy Number: (202) 429-2985
Telephone Number: (202) 303-3017

With a copy to:

Wells Fargo Bank, N.A. Hospitality Finance Group 2030 Main Street, Suite 500
Irvine, CA 92614 Attn: Rhonda Friedly
Telecopy Number: (949) 251-4983
Telephone Number: (949) 251-4383

Signature Page

To

Loan Agreement

Loan No. 1004873

JOINDER BY OPERATING LESSEE

The undersigned, each as Operating Lessee under the foregoing Agreement, hereby joins in and executes the Agreement solely for the purposes of acknowledging and agreeing to its obligations expressly set forth therein.

“CHI OPERATING LESSEE”

CHSP TRS CHICAGO LLC, a Delaware limited liability company

By:	/s/ Graham J. Wootten
Name:	Graham J. Wootten
Title:	Vice President and Secretary

“SF OPERATING LESSEE”

CHSP TRS SAN FRANCISCO LLC, a Delaware limited liability company

By:	/s/ Graham J. Wootten
Name:	Graham J. Wootten
Title:	Vice President and Secretary

Operating Lessee Joinder

To

Loan Agreement

Loan No. 1004873

SCHEDULE 1.1

PRO RATA SHARES

Schedule 1.1 to Amended and Restated Loan Agreement by and among CHSP SAN FRANCISCO LLC, a Delaware limited liability company and CHSP CHICAGO LLC, a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of July 8, 2011.

Lender	Commitment	Pro Rata Share

WELLS FARGO BANK, NATIONAL ASSOCIATION	$130,000,000	100%

1

TOTALS	$130,000,000	100%

Schedule 1.1

Loan No. 1004873

SCHEDULE 6.3

BORROWER ORGANIZATIONAL CHART

Schedule 6.3 to Amended and Restated Loan Agreement by and among CHSP SAN FRANCISCO LLC, a Delaware limited liability company and CHSP CHICAGO LLC, a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of July 8, 2011.

Schedule 6.3

Loan No. 1004873

SCHEDULE 6.6

LITIGATION

Schedule 6.6 to Amended and Restated Loan Agreement by and among CHSP SAN FRANCISCO LLC, a Delaware limited liability company and CHSP CHICAGO LLC, a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of July 8, 2011.

None

Schedule 6.6

Loan No. 1004873

SCHEDULE 8.15

ACCOUNTS

Schedule 8.15 to Amended and Restated Loan Agreement by and among CHSP SAN FRANCISCO LLC, a Delaware limited liability company and CHSP CHICAGO LLC, a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of July 8, 2011.

	Bank	Account No.	Account Holder

Le Meridien San Francisco

Operating	Wells Fargo Bank	4122115546	CHSP TRS San Francisco LLC - Operating Account

FF&E reserve	Wells Fargo Bank	4122115561	CHSP San Francisco LLC, Pledgor, Wells Fargo Bank, N.A., As Pledgee of FFE Acct

Depository	Wells Fargo Bank	4122115553	CHSP TRS San Francisco LLC - Deposit Account

W Chicago City-Center

Operating/Depository	Wells Fargo Bank	412-3805756	CHSP TRS Chicago, LLC, W Chicago City Center - Depository, W Hotel Management, Inc AAF

FF&E reserve	Wells Fargo Bank	412-2178379	Wells Fargo Bank NA, as Pledgee of FF&E Reserve for W Chicago City Center, W Hotel Management, Inc., as Agent

FF&E reserve*	Wells Fargo Securities, LLC	28914141	W Hotel Management, Inc. AAF CHSP Chicago, LLC, W Chicago City Center - FF&E Reserve

*	This account to be closed on or before August 8, 2011, in accordance with the terms of Section 8.20 of this Agreement.

Schedule 8.15

Loan No. 1004873

SCHEDULE 8.27

AFFILIATE TRANSACTIONS

Schedule 8.27 to Amended and Restated Loan Agreement by and among CHSP SAN FRANCISCO LLC, a Delaware limited liability company and CHSP CHICAGO LLC, a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of July 8, 2011.

Le Meridien San Francisco

Lease Agreement dated December 15, 2010 between CHSP San Francisco LLC and CHSP TRS San Francisco LLC.

W Chicago – City Center

Lease Agreement dated May 10, 2011 between CHSP Chicago LLC and CHSP TRS Chicago LLC.

Schedule 8.27

Loan No. 1004873

EXHIBIT A-1

DESCRIPTION OF CHI PROPERTY

Exhibit A-1 to Amended and Restated Loan Agreement by and among CHSP SAN FRANCISCO LLC, a Delaware limited liability company and CHSP CHICAGO LLC, a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of July 8, 2011.

All that certain real property located in the County of Cook, State of Illinois, described as follows:

LOT 7 IN BLOCK 96 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PIN 17-16-210-014-0000

Exhibit A-1

Loan No. 1004873

EXHIBIT A-2

DESCRIPTION OF SF PROPERTY

Exhibit A-2 to Amended and Restated Loan Agreement by and among CHSP SAN FRANCISCO LLC, a Delaware limited liability company and CHSP CHICAGO LLC, a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of July 8, 2011.

All that certain real property located in the County of San Francisco, State of California, described as follows:

Parcel A:

Commencing at a point of intersection of the southerly line of Clay Street, as it now exists and the westerly line of Battery Street; running thence southerly and along said line of Battery Street 94.50 feet to the northerly line of Commercial Street; thence at a right angle westerly along said line of Commercial Street 163.50 feet; thence at a right angle northerly 94.50 feet to the southerly line of Clay Street, as it now exists; thence at a right angle easterly along said line of Clay Street 163.50 feet to the point of commencement.

Being part of Beach and Water Block No. 36.

Parcel B:

A non-exclusive easement for construction and maintenance on the terms and conditions therein, as granted to One Embarcadero Center West, a California Limited Partnership by an instrument recorded April 2, 1986, Series No. D785482, Book E57, Official Records, Page 1546, and amended by document recorded February 25, 1988, Book E537, Official Records, Page 1155, Series No. E134700, over the land described as follows:

Beginning on the southerly line of Clay Street, as Clay Street now exists, at a point distant thereon 109.50 feet easterly from the easterly line of Sansome Street; thence easterly along said line of Clay Street 2.00 feet; thence at a right angle southerly 94.50 feet to the northerly line of Commercial Street; thence at a right angle westerly along said line of Commercial Street 2.00 feet; thence at a right angle northerly 94.50 feet to the point of beginning.

Being a portion of 50 Vara Block No. 36

Parcel C:

Beginning on the southerly line of Clay Street, as Clay Street now exists, at a point distant thereon 163.50 feet westerly from the westerly line of Battery Street; thence westerly along said line of Clay Street 0.198 feet to a point distant thereon 111.50 feet easterly from the easterly line of Sansome Street; thence southerly at a right angle to said line of Clay Street 94.50 feet to the

Exhibit A-2

Loan No. 1004873

northerly line of Commercial Street; thence at a right angle easterly along said line of Commercial Street 0.198 feet to a point distant thereon 163.50 feet westerly from the westerly line of Battery Street, thence northerly at a right angle to said line of Commercial Street 94.50 feet to the point of beginning.

Being a portion of Beach and Water Block No. 36.

Parcel D:

Non-exclusive easements as set forth in paragraphs 1, 2, 3, 4, 5 and 8 of that certain Declaration of Reciprocal Covenants, Conditions and Restrictions with Grant of Easements dated March 28, 1988 and recorded March 29, 1988, as Document No. E149871, in Book E560, Page 784, Official Records, as set forth in paragraph 9 thereof.

Assessor’s Lot 20, Block 229

Exhibit A-2

Loan No. 1004873

EXHIBIT B

DOCUMENTS

Exhibit B to Amended and Restated Loan Agreement by and among CHSP SAN FRANCISCO LLC, a Delaware limited liability company and CHSP CHICAGO LLC, a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of July 8, 2011.

1.	Loan Documents. The documents listed below, numbered 1.1 through 1.11, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lenders and Borrower, together with any documents executed in the future that are approved by Lenders and Borrower and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	The Amended and Restated Secured Promissory Note of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Administrative Agent.

1.3	The Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2010, executed by SF Borrower and SF Operating Lessee, as Trustor, to American Securities Company, a California corporation, as Trustee, for the benefit of Administrative Agent, as Beneficiary, as amended by the First Modification of Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith.

1.4	The Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents of even date herewith, executed by CHI Borrower and CHI Operating Lessee, as Mortgagor, for the benefit of Administrative Agent, as Mortgagee, for itself and for the benefit of the Lenders.

1.5	The Amended and Restated Assignment of Licenses, Consents, Approvals, Permits and Material Agreements, executed by Borrower and Operating Lessee dated as of even date herewith.

1.6	The Notice of Responsible Officers, executed by Borrower, dated of even date herewith.

1.7	Each Uniform Commercial Code National UCC Financing Statement (Form UCC-1) naming Borrower as Debtor and Administrative Agent as Secured Party.

1.8	Transfer Authorizer Designation, executed by Borrower, dated of even date herewith.

Exhibit B – Page 1

Loan No. 1004873

1.9	Assignment of Management Agreement, executed by CHI Operating Lessee, dated of even date herewith.

1.10	Amended and Restated Assignment of Management Agreement, executed by SF Operating Lessee, dated of even date herewith.

1.11	Cooperation Agreement, executed by SF Operating Lessee, dated of event date herewith.

Other Related Documents (Which Are Not Loan Documents):

i.	The Amended and Restated Limited Guaranty, dated of even date herewith, executed by Guarantor in favor of Administrative Agent, for itself and for the benefit of the Lenders.

ii.	The Amended and Restated Hazardous Materials Indemnity Agreement (Unsecured), dated of even date herewith, executed by Indemnitor in favor of Administrative Agent, for itself and for the benefit of the Lenders.

iii.	Opinion of Borrower’s Legal Counsel executed by Hogan Lovells US LLP.

iv.	Opinion of Borrower’s Legal Counsel executed by Cox Castle & Nicholson LLP.

v.	Opinion of Borrower’s Legal Counsel executed by Perkins Coie.

Exhibit B – Page 2

Loan No. 1004873

EXHIBIT C

CONTRACTS

Exhibit C to Amended and Restated Loan Agreement by and among CHSP SAN FRANCISCO LLC, a Delaware limited liability company and CHSP CHICAGO LLC, a Delaware limited liability company, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders, dated as of July 8, 2011.

Le Meridien San Francisco:

None

W Chicago – City Center

Centralized Services Agreement dated May 10, 2011 between CHSP TRS Chicago LLC and Starwood Hotels & Resorts Worldwide, Inc.

Exhibit C

Loan No. 1004873

EXHIBIT D

INTENTIONALLY OMITTED

Exhibit D

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of             , 20     (the “Agreement”) by and among                                          (the “Assignor”),                                          (the “Assignee”), CHSP CHICAGO LLC, a Delaware limited liability company (the “CHI Borrower”), and CHSP SAN FRANCISCO LLC, a Delaware limited liability company (the “SF Borrower”; together with CHI Borrower, jointly and severally, collectively, “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Assignor is a Lender under that certain Amended and Restated Loan Agreement dated as of July 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.12. thereof, the Administrative Agent, and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, Borrower and Administrative Agent consent to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of             , 20     (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $         interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Commitment, and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Note, and the other Loan Documents representing     % in respect of the aggregate amount of all Lenders’ Commitments, including without limitation, a principal amount of outstanding Loans equal to $        , all voting rights of the Assignor associated with The Assigned Commitment all rights to receive interest on such amount of Loans and all Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a

Exhibit E- Page 1

Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Loans to the Borrower with respect to the Assigned Commitment and] the obligation to indemnify the Administrative Agent as provided in the Credit Agreement (the foregoing obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

(b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4. below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any other Loan Party or any other Subsidiary, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any other Loan Party or any other Subsidiary in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower, any other Loan Party or any other Subsidiary or to notify the undersigned of any Default or Event of Default except as expressly provided in the Credit Agreement. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1. of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $         representing the aggregate principal amount outstanding of the Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.

Exhibit E- Page 2

Section 3. Payments by Assignor. The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee payable under Section 12.13.(c) of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement immediately prior to the Assignment Date, equal to $         and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $        , and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction outside the United States of America or (ii) has delivered to the Administrative Agent (with an additional copy for the Borrower) such items required under Section 3.10. of the Credit Agreement.

Section 6. Recording and Acknowledgment by the Administrative Agent. Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Attention:

Telephone No.:
Telecopy No.:

Exhibit E- Page 3

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Administrative Agent and if required, the Borrower, and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2. hereof and (c) the payment to the Administrative Agent of the amounts owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 12.11 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Exhibit E- Page 4

Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, and to the Loans made by the Lenders after the date hereof and to receive the Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee a Note in an initial amount equal to the Assigned Commitment. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.

[Signatures on Following Page]

Exhibit E- Page 5

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

[Signatures continued on Following Page]

Exhibit E- Page 6

Agreed and Consented to as of the date first written above.

BORROWER:

CHSP CHICAGO LLC, a Delaware limited liability company

By:
Name:
Title:

CHSP SAN FRANCISCO LLC, a Delaware limited liability company

By:
Name:
Title:

Accepted as of the date first written above.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[End signatures.]

Exhibit E- Page 7

Loan No. 1004873

EXHIBIT F

FORM OF DSCR CERTIFICATE

Reference is made to the Amended and Restated Loan Agreement, dated as of July 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CHSP Chicago LLC, a Delaware limited liability company (“CHI Borrower”), CHSP San Francisco LLC, a Delaware limited liability company (“SF Borrower”; together with CHI Borrower, jointly and severally, collectively, “Borrower”), the financial institutions party thereto and their assignees under Section 12.12. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance with the Minimum DSCR Hurdle as of the date set forth on Schedule 1.

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of             , 20    .

BORROWER:

CHSP CHICAGO LLC, a Delaware limited liability company

By:
Name:
Title:

CHSP SAN FRANCISCO LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit F

Loan No. 1004873

EXHIBIT G

FORM OF NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, CHSP Chicago LLC, a Delaware limited liability company (“CHI Borrower”), CHSP San Francisco LLC, a Delaware limited liability company (“SF Borrower”; together with CHI Borrower, jointly and severally, collectively, “Borrower”), hereby unconditionally promises to pay to the order of                                          (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, Winston-Salem Loan Center of Administrative Agent, One West Fourth Street, 3rd Floor, Winston-Salem, NC 27101, Attention: Shirell Allison, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of                                          AND             /100 DOLLARS ($        ), or such lesser amount as may be the then outstanding and unpaid balance of all Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Note is one of the “Notes” referred to in the Amended and Restated Loan Agreement dated as of July     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.12. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

[This Note is given in replacement of the Note dated             , 2011, in the original principal amount of $            previously delivered to the Lender under the Credit Agreement. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]1

[1]

Language to be included in case of an assignment and need to issue a replacement note to an existing Lender, either because such Lender’s Commitment has increased or decreased from what it was initially.

Exhibit G

Loan No. 1004873

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Exhibit G

Loan No. 1004873

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date written above.

BORROWER:

CHSP CHICAGO LLC, a Delaware limited liability company

By:
Name:
Title:

CHSP SAN FRANCISCO LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit G

Loan No. 1004873

EXHIBIT H

FIXED RATE NOTICE

TODAY’S DATE:		LOAN MATURITY DATE:	July 8. 2014

TO:	WELLS FARGO BANK, N.A. WINSTON-SALEM LOAN CENTER	LOAN ADMINISTRATOR:	Rhonda Friedly
	FAX # (877) 302-5121 ATTENTION: RATE OPTION DESK	RELATIONSHIP MANAGER:	Mark Monahan

BORROWER INTEREST RATE OPTION REQUEST

Rate Quote Line (888) 293-2362 x:472 Use One Form Per Transaction

LOAN #:	1004873	BORROWER NAME:	CHSP San Francisco LLC and CHSP Chicago LLC

RATE SET DATE:	FIXED RATE COMMENCEMENT DATE:	(1350)

FIXED RATE PERIOD (TERM):	(i.e. 1, 3, 6 months, etc. as allowed per Note)

INDEX:	LIBO	RATE:	%	+	3.65%	=	#’s%	(1350)
			Quote		Spread		Applicable Rate

FIXED RATE PORTION EXPIRING ON:		_________________________		$

1.	AMOUNT ROLLING OVER	$	FROM OBLGN#:

2.	ADD: AMT TRANSFERRED FROM VARIABLE RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
3.	ADD: AMT TRANSFERRED FROM OTHER FIXED RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
	ADD: AMT TRANSFERRED FROM OTHER FIXED RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
4.	LESS: AMT TRANSFERRED TO VARIABLE RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
	TOTAL FIXED RATE PORTION:	$

ADMINISTRATION FEE DUE:	N/A
CHARGE FEES TO DDA#:	YES, charge DDA	DDA#:
	NO, to be remitted		PLEASE REMIT FEE TO:

Borrower confirms, represents and warrants to Administrative Agent and each Lender, (a) that this selection of a Fixed Rate is subject to the terms and conditions of the Amended and Restated Loan Agreement between Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of July 9, 2011 (the “Loan Agreement”) and the other Loan Documents defined therein, and (b) that terms, words and phrases used but not defined in this Notice have the meanings attributed thereto in the Loan Agreement, and (c) that no Default or Potential Default has occurred or exists under the Loan Agreement or any other Loan Document.

REQUESTED BY (as allowed per documents):	TELEPHONE #:	( )

PRINT NAME:	FAX #:	( )

Loan No. 1004873

EXHIBIT I

TRANSFER AUTHORIZER

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐  NEW   ☐  REPLACE PREVIOUS DESIGNATION    ☐  ADD    ☐  CHANGE    ☐   DELETE LINE NUMBER

The following representatives of CHSP San Francisco, LLC, a Delaware limited Liability company, and CHSP Chicago LLC, a Delaware limited liability company (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 1004873 dated July 8, 2011, between Wells Fargo Bank, National Association, as Administrative Agent on behalf of the Lenders (“Agent”) and Borrower. Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount2
1.
2.
3.
4.
5.

Initial Loan Disbursement Authorization  ☐     Not Applicable        ☐        Applicable — Administrative Agent is hereby authorized to accept wire transfer instructions from Chicago Title Company to be delivered, via fax, email, letter or other method, to Administrative Agent for title/escrow #                     and/or loan #1004873. Said instructions shall include the title/escrow company’s Receiving Party Account Name, city and state, Receiving Party Account Number, Receiving Lender’s (ABA) Routing Number, Maximum Transfer Amount required, Borrower’s name, title order/escrow number to which Lender shall fund the Initial Loan Disbursement under the loan number referenced above. The amount of said transfer shall not exceed $130,000,000.00. Borrower acknowledges and agrees that the acceptance of and wire transfer of funds by Administrative Agent in accordance with the title/escrow company instructions shall be governed by this Transfer Authorizer Designation form and any other Loan Documents dated July 8, 2011, by and between Administrative Agent, Lenders and Borrower. Administrative Agent shall not be further required to confirm said wiring instructions received from title/escrow company with Borrower. This Initial Loan Disbursement Authorization is in effect until [                                        ] after which time a new authorization request shall be required. Borrower shall instruct title/escrow company via a separate letter, to deliver said wiring instructions in writing, directly to Administrative Agent at its address. Borrower also hereby authorizes Administrative Agent to attach a copy of the title/escrow company’s written wire instructions to this Transfer Authorizer Designation form upon receipt of said instructions.

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Number

Maximum Transfer Amount:
Further Credit Information/Instructions:

Exhibit I

Loan No. 1004873

2.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:
Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:
Further Credit Information/Instructions:

Maximum Wire Amount may not exceed the Loan Amount.

Date:             , 201

“BORROWER”

CHSP CHICAGO LLC, a Delaware limited liability company

By:
Name: Graham J. Wootten
Title: Vice President and Secretary

CHSP SAN FRANCISCO LLC, a Delaware limited liability company

By:
Name: Graham J. Wootten
Title: Vice President and Secretary

Exhibit I